UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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Daktronics, Inc.
(Name of Registrant as Specified in its Charter)

____________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DAKTRONICS, INC.
201 Daktronics Drive
Brookings, South Dakota 57006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
September 3, 2025

Time	4:30 p.m. Central Daylight Time on Wednesday, September 3, 2025

Place	Daktronics, Inc. (the “Company,” “we,” or “us”)
201 Daktronics Drive
Brookings, South Dakota 57006

Items of Business	1.	To elect four directors of the Company (“Directors”) to serve for a three-year term that expires on the date of the Annual Meeting of Stockholders in 2028 or until their successors are duly elected and qualified.
	2.	To approve, on an advisory (non-binding) basis, the Company's compensation of its named executive officers.
	3.	To ratify the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the Company for fiscal 2026.
	4.	To approve the Daktronics, Inc. 2025 Stock Incentive Plan to provide for additional shares for future equity grants to the Company’s employees, Directors, and other participants.

Recommendations	THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4.

Record Date
You are entitled to notice of and to vote at the Company's 2025 Annual Meeting of Stockholders to be held on September 3, 2025 (the "Annual Meeting") if you were a stockholder of record at the close of business on July 16, 2025.

Annual Meeting	All stockholders are invited to attend the Annual Meeting in person with proof of ownership, such as your last broker or EQ Stockholder Services statement, and government-issued identification.

Voting by Proxy	Even if you plan to attend the Annual Meeting, please submit a proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Stockholders may vote their shares:
	1.	over the Internet;
	2.	by written ballot at the Annual Meeting;
	3.	by telephone; or
	4.	by mail.

For specific instructions, refer to the "Proxy Procedure" section of the proxy statement related to the Annual Meeting (the "Proxy Statement") or to the voting instructions on the proxy card for the Annual Meeting (the "Proxy Card"), both of which accompany this Notice of Annual Meeting of the Stockholders (this "Notice").

THE PROXY STATEMENT AND THE PROXY CARD ARE FIRST BEING DISTRIBUTED TO STOCKHOLDERS ON OR ABOUT AUGUST 14, 2025.

By Order of the Board of Directors,

Carla S. Gatzke
Secretary

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE DAKTRONICS, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 3, 2025.

This Notice, the Proxy Statement, the Proxy Card and our Fiscal 2025 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended April 26, 2025, are available at our cookies-free website at www.investor.daktronics.com.

Daktronics, Inc.

DAKTRONICS, INC.

PROXY STATEMENT
FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

GENERAL MATTERS

General
The enclosed form of proxy (the "Proxy Card") is solicited by and on behalf of the Board of Directors (the "Board" or "Board of Directors") of Daktronics, Inc., a Delaware corporation (the "Company," "Daktronics," "we," "us," or "our"), for use at the 2025 Annual Meeting of Stockholders and any adjournments or postponements thereof (the "Annual Meeting") scheduled to be held on Wednesday, September 3, 2025 at Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006 at 4:30 p.m. Central Time, for the purposes set forth in this proxy statement (this “Proxy Statement”) and in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). This Proxy Statement and the accompanying Notice, Proxy Card, and Annual Report to Stockholders for the year ended April 26, 2025 (the “Annual Report”), which contains our Annual Report on Form 10-K for the year ended April 26, 2025 (the ‘Form 10-K”), are first being mailed to stockholders entitled to vote at the Annual Meeting on or about August 14, 2025.

Stockholders Entitled to Vote; Record Date
Only stockholders of record at the close of business on July 16, 2025 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 49,120,799 shares of our common stock, par value $0.00001 per share (“Common Stock”), outstanding and entitled to vote held by 800 stockholders of record. All stockholders are invited to attend the Annual Meeting in person with proof of ownership, such as the most recent broker or EQ Stockholder Services statement, and government-issued identification.

Important Notice Regarding the Availability of Proxy Materials
Pursuant to the rules promulgated by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials by sending you a full set of proxy materials. Under the full set delivery option, a company delivers paper copies of all proxy materials to each stockholder. The approximate date on which the proxy materials will first be mailed to our stockholders is on or about August 14, 2025. In addition to delivering proxy materials to stockholders, we are making copies of these materials available on our cookies-free website at www.daktronics.com by selecting "Investors" at the bottom of the website under "Our Company" and then "Annual Reports and Proxy" under the heading "Financial Information." Stockholders are encouraged to access and review the proxy materials before voting.

Voting at the Annual Meeting; Vote Requirements
The holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, represented for any purpose at the Annual Meeting, will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In general, each share is entitled to one vote on all matters submitted to a vote. Shares abstaining will be treated as not voted.

At the Annual Meeting, Directors will be elected in an uncontested election, meaning the number of nominees does not exceed the number of open seats. Pursuant to the Bylaws of Daktronics, Inc. (the “Bylaws”) and Delaware law, each Director-nominee in an uncontested election must receive a majority of the votes cast with respect to such Director-nominee’s election by holders of shares entitled to vote at the Annual Meeting in order to be duly elected. This means that the number of votes cast “FOR” a Director-nominee must exceed the number of votes cast “AGAINST” him or her. Only votes "for" or "against" will affect the outcome. Abstentions and broker non-votes will have no effect on the outcome of the election of Directors. The affirmative vote of a majority of the voting power of the shares of Common Stock present and entitled to vote and represented at the Annual Meeting at the time of the vote, either in person or by proxy, assuming a quorum is present, is required to approve the other proposals at the Annual Meeting. If an executed proxy is returned and the stockholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but they will be considered to have been voted “AGAINST” such matter. If a signed proxy is returned by a broker, bank, trustee, or other nominee holding shares in "street name," and it indicates that the broker, bank, trustee, or other nominee does not have discretionary authority to vote certain shares on one or more matters, such shares will be considered present at the Annual Meeting for purposes of determining a quorum but will not be considered to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter.

Counting Votes
The inspector of election appointed for the Annual Meeting will count the votes cast by proxy or in person at the Annual Meeting.

Brokers, banks, trustees, or other nominees who hold shares in street name for customers are generally required to vote the shares in the manner directed by their customers. Under applicable regulations, brokers and other intermediaries have the discretion to vote on routine matters, but do not have discretion to vote on non-routine matters. If their customers do not give any direction, brokers and other intermediaries may vote the shares on routine matters, but not on non-routine matters. Shares for which brokers, banks, trustees, or other nominees have not received instructions, and which therefore are not voted, with respect to a particular proposal are referred to as "broker non-votes" with respect to that proposal.

Proposal One, Proposal Two, and Proposal Four are non-routine matters. Accordingly, brokers who hold shares in street name for customers will not be able to vote the shares without instructions from their customers with respect to these proposals in this Proxy Statement. Proposal Three is a routine matter.

How Votes are Submitted
If the shares of Common Stock are held directly in the name of the stockholder, such stockholder can vote on matters to come before the Annual Meeting:

•	by completing, dating and signing the Proxy Card and returning it to us in the postage-paid envelope provided for that purpose, if the stockholder has received a paper copy of a Proxy Card;

•	by written ballot at the Annual Meeting;

•	by telephone, by calling 1-866-804-9616; or

•	by Internet, at www.aalvote.com/DAKT.
Stockholders whose shares of Common Stock are held in "street name" must either direct the record holder of their shares as to how to vote their shares of Common Stock or obtain a proxy from the record holder to vote at the Annual Meeting. "Street name" stockholders should check the voting instruction cards used by their brokers, banks, trustees, or other nominees for specific instructions on methods of voting, including by telephone or using the Internet.

Participants in the Daktronics, Inc. 401(k) Plan (the “401(k) Plan”) who hold Common Stock in the 401(k) Plan are entitled to instruct the trustee of the 401(k) Plan as to how to vote their shares. Each participant will receive proxy materials similar to those received by the registered holders described above. The participants can vote on matters as described above. The votes will then be tabulated and submitted for vote by the trustee for the 401(k) Plan. If a participant does not timely vote, the trustee will vote the shares allocated to that participant in the same proportion as the shares that are voted by all other participants under the 401(k) Plan.

Proxies
All shares entitled to vote and represented by properly submitted proxies received before the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies if they are not revoked before the vote as described below. If no instructions are indicated on a properly submitted Proxy Card, the shares represented by that proxy will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders named on the Proxy Card will have discretion to vote on those matters in accordance with their best judgment to the extent permitted under Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Revocability of Proxies
Any proxy given in connection with the Annual Meeting may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by:

•	delivering a written notice of revocation to the Secretary of the Company;

•	submitting another proxy bearing a later date;

•	voting by telephone or via the Internet after a prior telephone or Internet vote; or

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting alone will not itself revoke a proxy).

Appraisal or Dissenters' Rights
Pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), stockholders are not entitled to appraisal rights or dissenters’ rights with respect to the matters to be considered at the Annual Meeting.

Expenses of Solicitation
All expenses of this solicitation by the Company, including the cost of preparing and mailing this Proxy Statement, will be borne by us. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our Directors, officers and other employees may also solicit proxies in person or by telephone, email, letter or facsimile. Such Directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We have engaged Alliance Advisors LLC ("Alliance Advisors") to assist with the solicitation of proxies for an estimated fee of $47,000 plus approved disbursements and out-of-pocket expenses. We have agreed to indemnify Alliance Advisors and its affiliates against certain claims, liabilities, losses, damages and expenses arising out of our agreement with Alliance Advisors. Alliance Advisors does not beneficially own any of our securities, and it has not purchased or sold any of our securities during the past two years. To our knowledge, there is no information regarding Alliance Advisors or any of its affiliates or associates required to be set forth in this Proxy Statement that is not set forth herein.

Procedure for Submitting Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy materials for consideration at the next annual meeting of our stockholders by submitting their proposals to us in a timely manner. In order to be included in the proxy materials for the next annual meeting, stockholder proposals must be received by us no later than April 16, 2026 and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act. If a stockholder would like to nominate a Director or bring other business before the stockholders at the next annual meeting of our stockholders without including the proposal in our proxy statement, we must receive notice of the proposal on or before June 29, 2026, and the stockholder must otherwise comply with Rule 14a-4(c) under the Exchange Act. Notices of intention to present proposals at the 2026 annual meeting of stockholders should be addressed to the Corporate Secretary, Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006.

At the date of this Proxy Statement, the Company knows of no other business that may be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxies to vote the proxy in accordance with their best judgment to the extent permitted under Rule 14a-4(c) of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Common Stock by: (i) each of our Directors; (ii) each of the Named Executive Officers as defined in this Proxy Statement; (iii) all executive officers of the Company and Directors as a group; and (iv) each stockholder who is known by us to beneficially own more than five percent of our outstanding shares of Common Stock. The information is as of July 16, 2025, the Record Date, except as otherwise indicated in the notes to the table.

Name and Address of Beneficial Owners	Note	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Shares(2)
Principal Stockholders:	(3)
Alta Fox Opportunities Fund, LP	(4)	4,973,599	9.9%
640 Taylor Street, Ste 2522
Fort Worth, TX 76102

The Vanguard Group	(5)	3,688,628	7.5%
100 Vanguard Blvd
Malvern, PA 19355

Progeny 3, Inc.	(6)	2,650,037	5.4%
5209 Lake Washington Blvd NE, Suite 200
Kirkland, WA 98033

Dr. Aelred J. Kurtenbach	(7)	2,585,267	5.3%
Named Executive Officers and Directors:
Reece A. Kurtenbach	(8)(9)	580,135	1.2%
Howard I. Atkins	(8)(10)	28,094	*
Kevin P. McDermott	(11)	94,465	*
John P. Friel	(12)	87,573	*
Dr. José-Marie Griffiths	(13)	57,495	*
Shereta D. Williams	(14)	43,505	*
Dr. Lance D. Bultena	(15)	43,505	*
Andrew D. Siegel	(16)	206,791	*
Peter Feigin	(17)	6,821	*
Sheila M. Anderson	(8)(18)	100,029	*
Bradley T. Wiemann	(8)(19)	129,601	*
Matthew J. Kurtenbach	(20)	311,661	*
Carla S. Gatzke	(21)	932,494	1.9%
All Directors and all Executive Officers as a group (13 persons, consisting of those named above)		2,622,169	5.3%
* Less than one percent

(1)
Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted. In computing the number of shares of Common Stock beneficially owned by our Directors, executive officers, and Alta Fox Opportunities Fund, LP ("Alta Fox Opportunities"), we included: (i) outstanding shares of Common Stock subject to options held by that person or group that are currently exercisable; (ii) options held by that person or group that are exercisable within 60 days of July 16, 2025; and (iii) restricted stock awards that are scheduled to vest within 60 days of July 16, 2025. We did not include these types of shares outstanding, however, for the purpose of computing the percentage ownership of any other person or group.

(2)	Applicable percentage ownership is based on 49,120,799 shares of Common Stock outstanding as of July 16, 2025.

(3)	To the Company's knowledge, except as noted in the table above, no person or entity is the beneficial owner of more than five percent of the outstanding shares of Common Stock.

(4)
Data based on Amendment No. 3 (“Amendment No. 3”) to the Schedule 13D filed by Alta Fox Opportunities with the SEC on May 30, 2025, in which Alta Fox Opportunities reported that it beneficially owned these shares as of May 29, 2025. Also as set forth in Amendment No. 3, Alta Fox Opportunities does not have sole voting power or sole dispositive power with respect to any of the shares set forth in the table. In addition, as set forth in Amendment No. 3, and based on other information provided by Alta Fox Opportunities, the following persons may be deemed to be beneficial owners of the shares of Common Stock owned by Alta Fox Opportunities, and Alta Fox Opportunities shares voting and dispositive power with such persons as to such shares: Alta Fox GenPar, LP, as the general partner of Alta Fox; Alta Fox Equity, LLC, as the general partner of Alta Fox GenPar, LP; Alta Fox Capital Management, LLC, as the investment manager of Alta Fox Opportunities; and P. Connor Haley, as the sole owner, member, and manager of each of Alta Fox Capital Management, LLC and Alta Fox Equity LLC (such parties, collectively with Alta Fox Opportunities and its affiliates and associates, “Alta Fox”).

(5)
Data based on an Amendment to Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on July 29, 2025 in which Vanguard reported that it beneficially owned these shares as of June 30, 2025. As set forth in the Schedule 13G/A, Vanguard has sole voting power as to zero of these shares, shared voting power as to 37,557 shares, sole dispositive power as to 3,612,884 shares, and shared dispositive power as to 75,744 shares.

(6)
Data based on an Amendment to Schedule 13G/A filed by Progeny 3, Inc. (“Progeny”) with the SEC on July 3, 2025 in which Progeny reported that it beneficially owned these shares as of June 27, 2025. As set forth in the Amendment to Schedule 13G/A, Progeny has sole voting power as to 2,650,037 of these shares and sole dispositive power as to all 2,650,037 shares.

(7)
Includes 762,352 shares held by his spouse, Irene Kurtenbach, and 721,675 shares held in Medary Creek LLLP. Medary Creek LLLP is a limited liability limited partnership of which Aelred and Irene Kurtenbach are the general partners. The address for Aelred and Irene Kurtenbach and Medary Creek LLLP is 47209 220th Street, Brookings, SD 57006. Aelred J. Kurtenbach is a founder of the Company and its former Chairperson, President and Chief Executive Officer.

(8)
As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on March 5, 2025, effective as of the close of business on March 5, 2025: (i) Mr. Kurtenbach ceased to serve as President and Chief Executive Officer of the Company, and Mr. Wiemann was appointed Interim President and Chief Executive Officer of the Company; and (ii) Mr. Atkins was appointed Acting Chief Financial Officer and Chief Transformation Officer of the Company, succeeding Ms. Anderson, who continues to serve as the Chief Data and Analytics Officer of the Company. The data in the above table reflects the beneficial ownership of such persons as of July 16, 2025 and does not reflect any changes to their respective holdings occurring in connection with the foregoing leadership changes.

(9)	Includes 17,400 shares held by his spouse.

(10)	Includes 7,160 shares of restricted stock which vest on August 23, 2025.

(11)	Includes 7,160 shares of restricted stock which vest on August 23, 2025.

(12)	Includes 7,160 shares of restricted stock which vest on August 23, 2025.

(13)	Includes 7,160 shares of restricted stock which vest on August 23, 2025.

(14)	Includes 7,160 shares of restricted stock which vest on August 23, 2025.

(15)	Includes 7,160 shares of restricted stock which vest on August 23, 2025.

(16)
Includes 7,160 shares of restricted stock which vest on August 23, 2025 and 163,345 shares owned by Prairieland Holdco, LLC ("PLH"). Mr. Siegel is the sole member and president of Prairieland MM, LLC. which is the manager of PLH.

(17)	Includes 6,821 shares of restricted stock which vest on August 23, 2025.

(18)	Includes 53,707 shares subject to options, 8,515 shares held through the 401(k) Plan and 1,973 shares of restricted stock which vest within 60 days from July 16, 2025.

(19)	Includes 30,207 shares subject to options and 2,200 shares of restricted stock which vest within 60 days from July 16, 2025.

(20)	Includes 26,000 shares held by his children and 2,200 shares of restricted stock which vest within 60 days from July 16, 2025.

(21)	Includes 51,817 shares subject to options, 182,930 shares held through the 401(k) Plan, and 1,973 shares of restricted stock with which vest within 60 days from July 16, 2025.

PROPOSAL ONE
ELECTION OF DIRECTORS

General
The Board currently consists of nine individuals divided into three classes, with eight individuals serving staggered three-year terms of office and one individual serving a two-year term of office. There are three Directors (Andrew D. Siegel, Kevin P. McDermott, and Howard I. Atkins) whose terms will expire at the Annual Meeting; two Directors (Dr. José-Marie Griffiths and Dr. Lance D. Bultena) whose terms will expire in 2026; and four Directors (John P. Friel, Reece A. Kurtenbach, Shereta D. Williams, and Peter Feigin) whose terms will expire in 2027.

The Nominating and Corporate Governance Committee of the Board (the "Nominating Committee") has recommended to the Board that each of Andrew D. Siegel and Howard I. Atkins be nominated for re-election at the Annual Meeting for a three-year term that expires at the date of the Annual Meeting of Stockholders in 2028 or until their successor is duly elected and qualified, and the Board has approved the recommendation.

The Nominating Committee has also recommended to the Board that Mark F. Bowser and Neil D. Glat be nominated for election at the Annual Meeting for a three-year term that expires on the date of the Annual Meeting of Stockholders in 2028 or until their successor is duly elected and qualified, and the Board has approved the recommendations. In connection with the Nominating Committee’s recommendation regarding Messrs. Bowser and Glat’s nomination to the Board, the Nominating Committee also recommended an increase in the size of the Board from nine to 10 members. With respect to Mr. McDermott, the Board did not nominate him to stand for re-election pursuant to the Alta Fox Cooperation Agreement (as defined below). We are grateful to have benefited from Mr. McDermott’s expertise, valuable business insights, and strong commitment to the Company and our stockholders. Please see the section of this Proxy Statement below entitled “Proposal One – Election of Directors – Cooperation Agreements” for further information regarding the nomination decision with respect to Mr. McDermott.

Vote Required
See "General Matters – Voting at the Annual Meeting: Vote Requirements" for a description of the votes required for the election of Directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW FOR DIRECTORS.

Directors and Nominees for Director
The following table sets forth the name, age and certain other information about each nominee for Director as of the Record Date, including Mr. Siegel and Mr. Atkins, who are currently serving as Directors:

Name	Age	Principal Occupation	Committees Served On
Andrew D. Siegel	59	President of Prairieland Holdco, LLC and TLI Bedrock, LLC	Nominating Committee; Compensation Committee
Howard I. Atkins	74	Acting Chief Financial Officer and Chief Transformation Officer	Audit Committee; Compensation Committee; Temporary Special Committee
Mark F. Bowser	69	Retired Executive Vice President and Chief Financial Officer of Cox Automotive, Inc.
Neil D. Glat	57	Managing Member of NG Strategies, LLC

Each of the Company's nominees for Director has consented to (i) serve as a nominee, (ii) be named as a nominee in this Proxy Statement, and (iii) serve as a Director if elected. Except as described elsewhere in this Proxy Statement, none of our Directors or officers during the last fiscal year, Director nominees, or any of their respective associates have any substantial interest, directly or indirectly, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, other than elections to office.

Nominees for Director

Andrew D. Siegel (59) has been a Director of the Company since September 2022 and has served on the Compensation Committee of the Board (the “Compensation Committee”) and Nominating Committee since September 2022. On October 17, 2023, Mr. Siegel was named by the Board as the Lead Independent Director (“Lead Independent Director”). On March 5, 2025, Mr. Siegel was named Chairman of the Board (“the Chair”). He currently manages PLH, whose sole member is TLI Bedrock, LLC ("TLI"), a private multi-strategy investment firm of which he is chief investment officer. In 2019, he co-founded and served as Executive Chairman of FourQ Systems, Inc., an enterprise financial technology company which was sold to Blackline, Inc. (NASDAQ:BL) in January 2022. Mr. Siegel was founding partner of Advance Venture Partners, the investment fund of global media company Advance Publications, Inc. He joined Advance in 2010 and, as Executive Vice President, Strategy and Corporate Development, was responsible for growth initiatives at the holding company and its operating units, including Condé Nast. He oversaw The Sports Business Journal/SBD until December 2019. Mr. Siegel joined Advance from Yahoo! Inc. (“Yahoo”), where he led the digital media company’s corporate development team from September 2009 until December 2010. He previously was an executive with General Electric Company ("GE") and its financial arm, GE Capital, from 2004 until 2009. He joined GE upon its acquisition of InVision Technologies, Inc. (NASDAQ: INVN) in December 2004, where he had served as an executive officer since 2001. He began his career as a corporate lawyer at Skadden, Arps, Slate, Meagher & Flom, LLP in New York City. Andrew received a Bachelor of Arts from the Newhouse School of Public Communications at Syracuse University, a D.H.L and a M.A. degree from the Jewish Theological Seminary, and a juris doctor degree (JD) from New York University School of Law. Mr. Siegel brings to the Board his experience in strategy, corporate development, law and finance. For information regarding the arrangement pursuant to which Mr. Siegel was originally elected to the Board, please refer to the section of this Proxy Statement entitled “Proposal One – Election of Directors – Cooperation Agreements.”

Howard I. Atkins (74) has been a Director since 2022 and has served as Acting Chief Financial Officer and Chief Transformation Officer of Daktronics since March 2025. Mr. Atkins’ term of employment as Acting Chief Financial Officer and Chief Transformation Officer of Daktronics will continue until the earlier of the date on which a new Chief Financial Officer is appointed by the Board or the date on which his service as Acting Chief Financial Officer and Chief Transformation Officer is terminated by the Board. Mr. Atkins also served as Chairperson of the Temporary Special Committee of the Board (the “Temporary Special Committee”) from August 2024 to March 2025, a member of the Compensation Committee from December 2022 to March 2025, a member of the Audit Committee of the Board (the “Audit Committee”) from September 2023 to March 2025, and a member of the Strategy and Risk Committee of the Board (the “Strategy and Risk Committee”) from March 2024 to March 2025. Mr. Atkins is a seasoned financial executive who currently owns and operates a consulting company that helps businesses improve their operating margins and develop and execute company-specific growth strategies, and these experiences uniquely qualify him for election to the Board. He is a former Chief Financial Officer of Wells Fargo & Company, where he helped successfully lead the bank through the 2008 financial crisis, and where he oversaw the acquisition of Wachovia Bank, creating the most prominent coast-to-coast bank in the U.S. at that time. Previously, he was CFO of New York Life Insurance Company (“NYLife”), where he helped identify and acquire non-U.S. insurance organizations as part of NYLife’s international expansion strategy, CFO of Midlantic Bank which successfully completed a top-to-bottom financial restructuring, and Corporate Treasurer of Chase Manhattan Bank, where he was responsible for several of that Bank’s markets businesses in the US, Europe, and Asia. Mr. Atkins brings to the Board extensive governance experience, having served as a director of various public companies, including Occidental Petroleum (a large energy exploration and carbon sequester company), Ingram Micro (the world’s largest technology distributor), and Express Scripts (the largest pharmacy benefits manager in the U.S.). There are no arrangements or understandings between Mr. Atkins and any other persons pursuant to which he was selected to serve as the Company’s Acting Chief Financial Officer and Chief Transformation Officer. For information regarding the arrangement pursuant to which Mr. Atkins was originally elected to the Board, please refer to the section of this Proxy Statement entitled “Proposal One – Election of Directors – Cooperation Agreements.”

Mark F. Bowser (69) recently retired as Executive Vice President and Chief Financial Officer at Cox Automotive Inc. (“Cox Automotive”), a role he held from 2017 to 2023, a global automotive services and software company whose vision is to transform the way the world buys, sells and owns cars. Cox Automotive is a subsidiary of family-owned Cox Enterprises, Inc. Mr. Bowser joined Cox in 2006 as vice president of Cox Business where he was responsible for overseeing the commercial services division of Cox Communications. In this role, he provided leadership to develop and serve a $7 billion market of diverse business customers. Prior to joining Cox Automotive, Mr. Bowser was vice president of Dell’s Large Corporate Accounts business division where he was responsible for providing computing solutions to Fortune 1000 customers. Prior to Dell, Mr. Bowser served as president of Sprint’s $3.5 billion Enterprise Markets division providing integrated telecommunications solutions to Fortune 500 companies, and as senior vice president of Sprint’s business sales. He has held an extensive number of senior-level financial positions including accounting, financial analysis, and mergers and acquisitions at various companies. Mr. Bowser earned a bachelor’s degree in Finance and Accounting from Pennsylvania State University. He has been a board member for the STARTLIGHT Foundation and Ronald McDonald House charities. Additionally, Mr. Bowser is on the Penn State Shrayer Honors College Board and the Reynold Wellness Board. In 2012, he was named a Penn State Alumni Fellow. Over his 30-year career, Mr. Bowser has been responsible for a portfolio of diverse strategic areas including finance, operations, sales, marketing and business development for several Fortune 500 companies, and the Board believes that these and other professional experiences qualify Mr. Bowser for election to the Board.

Neil D. Glat (57) has been a senior executive, board director, and strategic advisor with experience in sports, media, hospitality, and technology. During his career, he has led and shaped high-profile organizations, scaled businesses, encouraged innovation, and accelerated growth through strategy, operating expertise, and strong execution. Mr. Glat is chair of the board of Evolv Technology (NASDAQ: EVLV), a leader in AI-based weapons detection. He has been on the board since July 2021 and chair of the board since November 2023. He currently serves on its Investment and Nominating and corporate governance committees. Mr. Glat has also been on the board of Fubo (NYSE: FUBO), a sports-centric over-the-top streaming content distributor, since March 2024. He chairs its compensation committee and serves on its nominating and corporate governance committee. Mr. Glat previously served on the board of NewHold Investment Corp. I, a publicly-traded SPAC, from July 2020 to July 2021, and NewHold Investment Corp. II, a publicly-traded SPAC, from October 2021 to April 2023. In addition, Mr. Glat was, from 2019 to 2024, on the board of ASM Global, a privately held company which was sold in August 2024 and is the world’s largest venue management company. From September 2019 to present, Mr. Glat has been the Managing Member of NG Strategies, LLC and has been providing strategic advice to private equity firms and emerging companies in sports, media, and technology businesses. From April 2012 through August 2019, Mr. Glat served as President of the New York Jets, and, from September 2019 to March 2020, he was a Senior Advisor to the New York Jets. As president, Mr. Glat was responsible for all team business operations. Prior to that, Mr. Glat held senior leadership positions at the National Football League for 15 years from June 1997 to April 2012, where he oversaw corporate development, strategy, stadium development, and club business growth. More recently, Mr. Glat was appointed in December 2021 as Co-President, Americas for SPORTFIVE, a private equity-owned global sports marketing agency, and remained with SPORTFIVE until February 2024. Mr. Glat led the strategic direction and day-to-day management of the U.S. operations and the commercial sales, digital, experiential & production, gaming, esports, creator, and media businesses, as well as overseeing finance, legal, HR, and communications. Mr. Glat has been a Senior Advisor for Arctos Sports Partners, a private equity platform focused on the professional sports industry, and H.I.G. Capital, a private equity firm with over $60 billion under management. Earlier in his career, Mr. Glat worked in management consulting at McKinsey & Company and investment banking at Dillon, Read & Co. Mr. Glat is actively involved with nonprofit and charitable organizations, including serving on the Board of Advisors for the University of Pennsylvania’s School of Social Policy & Practice. Mr. Glat received a J.D. from Harvard Law School and a B.S. in Economics with a concentration in Finance from the Wharton School at the University of Pennsylvania. The Board believes that Mr. Glat’s experience as a senior executive, board director, and strategic advisor with experience in sports, media, hospitality, and technology qualifies him for election to the Board.

The identity of the remaining Directors whose terms do not expire at the Annual Meeting and certain information about them as of the Record Date are set forth below:

Dr. Lance D. Bultena (62) has been a Director of the Company since September 2021 and has served on the Nominating Committee and the Audit Committee since September 2021. He chaired the Nominating Committee from July 2022 until August 2024 when he became the Chairperson of the Strategy and Risk Committee. Dr. Bultena is the Global Director of Thought Leadership at Hogan Lovells, a global law firm, where he is currently a senior counsel after serving as a partner for many years. He has been at the firm (and its predecessor Hogan & Hartson) since 1999. He was Counsel to the U.S. Senate Committee on Commerce, Science, and Transportation from 1995 to 1999. He received a doctorate (D. Phil) in Politics and a masters (M. Phil) in Economics from Oxford University which he attended as a Rhodes Scholar. He received a J.D. from Harvard Law School and did his undergraduate study at the University of South Dakota. Dr. Bultena brings to the Board significant experience in helping businesses evaluate and address the challenges of technological change and public policy developments.

Dr. José-Marie Griffiths (73) has been a Director of the Company since September 2020. She has served on the Board's Compensation Committee since September 2020; on the Nominating Committee as a member from September 2020 to March 2024; and as Chairperson of the Nominating Committee since March 2024. She has served on the Strategy and Risk Committee since March 2024. Dr. Griffiths is president of Dakota State University, a public university, in Madison, South Dakota and has served in such capacity since July 2015. Dr. Griffiths has spent her career in research, teaching, public service, corporate leadership, economic development, and higher education administration. She has served in presidential appointments to the National Science Board, the United States President’s Information Technology Advisory Committee, and the United States National Commission on Libraries and Information Science. In 2018, she was appointed as a member of the National Security Commission on Artificial Intelligence, part of the John S. McCain National Defense Authorization Act for 2019. She has led projects for over 28 United States federal agencies, such as the National Science Foundation, NASA, the Department of Energy, and various intelligence and military agencies, and over 20 major corporations, such as AT&T Bell Laboratories and IBM, in over 35 countries, and she has worked with seven major international organizations, including NATO and the United Nations. Dr. Griffiths has received over 20 significant awards in science, technology, teaching and the advancement of women in these fields. She holds a Bachelor of Science degree and a Doctor of Philosophy in Physics and Information Science from the University College London ("UCL"). She was a Post-Doctoral Fellow in Computer Science and Statistics and was recently awarded a Doctor of Science honoris causa from UCL. Dr. Griffiths brings to the Board expertise in a variety of new and emerging technologies, including cybersecurity and artificial intelligence, along with significant experience with both military and civilian federal agencies.

John P. Friel (71) has been a Director of the Company since September 2015 and has served on the Audit Committee since September 2015 and on the Compensation Committee of the Board since October 2016. Mr. Friel was named Compensation Committee Chair on September 1, 2020. Mr. Friel started his career as a Certified Public Accountant working for Touche Ross & Co. Mr. Friel served for 30 years in various capacities at MEDRAD, Inc. (“MEDRAD”), a global company that designs, develops, manufactures, sells, and supports medical devices. MEDRAD is an affiliate of Bayer, AG. He joined MEDRAD in the accounting area and earned a promotion to Treasurer and Vice President of Corporate Planning in 1986 and Vice President of Business Development in 1987. He served as Executive Vice President of Sales and Marketing from 1989 to 1995, Senior Vice President and General Manager from 1995 to 1998, and President and Chief Executive Officer from 1998 to 2010. MEDRAD received the Malcolm Baldrige National Quality Award twice during his tenure, once in 2004 and again in 2010. Mr. Friel retired as Chief Executive Officer of Vascor, Inc. in December 2019, and he has served as a member of its board of directors since June 2016. Vascor is a pre-clinical medical device development company. He also is currently a Director at Preservation Technologies L.P. and a Director at American Productivity and Quality Center ("APQC"). Mr. Friel is the Principal and Founder of Five Radicals, which focuses on Baldrige Performance Excellence, strategic planning, general business consulting to entrepreneurial medical device companies, and private equity business development opportunity search efforts. Mr. Friel is a director of Magvation, Inc., a medical device development company. Mr. Friel is a Senior Partner of the Mikan Group, a general management consulting company. He holds a Master of Arts in Law and Diplomacy from Tufts University and a Bachelor of Arts in Political Science and Bachelor of Science in Accounting from Pennsylvania State University. Mr. Friel brings to the Board extensive global general management knowledge and practice. He has strong experience in building and growing businesses, especially in technical product development and global expansions, which align with many of the Company's initiatives and strategies.

Peter Feigin (55) has been a Director of the Company since March 3, 2025. He serves on the Compensation Committee and Strategy and Risk Committee since his appointment to the Board. Mr. Feigin was appointed to the Board pursuant to the Cooperation Agreement dated March 3, 2025 (the “Cooperation Agreement”) between the Company and Alta Fox. Entering his 11th year as President of the Milwaukee Bucks, and seventh year as President of the world class Fiserv Forum, Mr. Feigin brings more than two decades of dynamic corporate leadership to Milwaukee’s sports and entertainment, which are among the key attributes that qualify him for election to the Board. Beyond spearheading the development and launch of the Milwaukee Bucks Foundation, he serves on the boards of the Boys & Girls Clubs of Greater Milwaukee, the Milwaukee Public Museum, the Milwaukee Public Schools Foundation and City Year Milwaukee, while co-chairing the African American Chamber of Commerce and the COA Parents of the Year. In 2017, Mr. Feigin served as the chairman of the American Heart and Stroke Association’s annual campaign. Mr. Feigin also joined the board of CEOs Against Cancer’s Wisconsin chapter. Mr. Feigin’s experience cuts across a wide spectrum of business and entertainment corporations, from the NBA to private aviation, and from digital media and motion pictures to theme parks. Prior to joining the Bucks, Mr. Feigin served as the Chief Marketing and Revenue Officer of Deluxe Entertainment Services Group, a major international entertainment company, where he managed global business units and handled branding and business development. Prior to joining Deluxe, Mr. Feigin was the President and Chief Operating Officer of Marquis Jet Partners Inc./NetJets, the world’s leading private aviation company. Mr. Feigin was integral in Berkshire Hathaway’s NetJets acquisition of Marquis Jet in 2010 and played a central role in the integration of the two companies. After transitioning post-merger to the same responsibilities at NetJets, he led the company to significant revenue growth. Mr. Feigin was appointed to the Board pursuant to the Alta Fox Cooperation Agreement (as defined below). For information regarding the arrangement pursuant to which Mr. Atkins was originally elected to the Board, please refer to the section of this Proxy Statement entitled “Proposal One – Election of Directors – Cooperation Agreements.”

Reece A. Kurtenbach (60) has been a Director of the Company since 2013 and was appointed as Interim CEO of X Display Company (XDC) in April 2025. At Daktronics, he previously served as President and CEO, and Chair of the Board of Directors from 2013 to 2025. As President and CEO, Mr. Kurtenbach set the course for the company, strategized how to generate industry leading value to our customers, positively engaged our employees, developed strategic partnerships with our suppliers, generated an attractive return for our stockholders, and managed corporate governance and compliance. He drew on a wealth of knowledge from his experiences across Daktronics to engage the management team to create a compelling vision of the future and to guide the company, through sometimes turbulent periods, towards this vision. Prior to his role as President/CEO, Mr. Kurtenbach was Daktronics Executive Vice President for Live Events and International, which included professional and collegiate sports venues as well as international markets. He also led engineering for video products and contributed to corporate oversight for product strategies and software platform development. Previously, Mr. Kurtenbach also managed the design group that developed Daktronics’ first full-color LED video display product – the technology that later launched the company into its current position as a world leader in large screen video displays. Mr. Kurtenbach started his Daktronics career in 1982 as a college student employee, working in manufacturing and customer service. After graduation, he left Daktronics to work as an Analog Test Engineer for Unisys and then as a Hardware Engineer at RoMar, Ltd. He returned to Daktronics in 1991. An advocate for children of all ages, Mr. Kurtenbach has served on the board of the Boys and Girls Club of the Northern Plains and continues to visit the local Club to work with youth. He serves on the Catholic Foundation Board for the East River Diocese of South Dakota, and he volunteers at his local church. He also sits on the boards of two burgeoning companies – Etulipa and X Display Company. Mr. Kurtenbach graduated from South Dakota State University with a BS in electrical engineering with minors in math and computer science. As a result of these and other professional experiences, the Board believes that Mr. Kurtenbach has a comprehensive understanding of the display industry, broad executive management experience in our business, and a particular knowledge and experience in technology, manufacturing, and international business, which are among the key attributes that qualify Mr. Kurtenbach for election to our Board. Mr. Kurtenbach is the brother of Carla Gatzke and Matthew Kurtenbach.

Shereta D. Williams (51) has been a Director of the Company since September 2021, has served on the Audit Committee and the Compensation Committee since September 2021, and has served on the Strategy and Risk Committee since March 2024. Ms. Williams serves as Executive Vice President of Cox Enterprises, Inc., a global communications, automotive, and media company, based in Atlanta, Georgia, and she has served as a vice president since 2021. She has held a variety of strategy, corporate development and business development roles within the Cox Enterprise, Inc. subsidiaries and groups, including Vice President Business Development from 2020 to 2021; President of Videa, LLC from 2014 through 2020; Vice President of Development for Cox Media Group from 2010 to 2013; and Director of Development and Digital Services for Cox Television from 2001 through 2006. In between the roles at Cox Enterprise, Inc., from 2006 through 2009, she was the managing director of the currency division for Maven Funds, a startup hedge fund in Atlanta, Georgia where she was responsible for managing traders, implementing automated trading systems, risk management and operations. She began her career working in investment banking as an analyst for mergers and acquisitions for Lazard Freres & Co, LLC from 1996 through 1998. She holds a Bachelor of Science degree in Electrical Engineering, with a concentration in Economics, from the Massachusetts Institute of Technology. Ms. Williams brings to the Board extensive knowledge in corporate development, strategy, and mergers and acquisitions, as well as operational leadership in the digital communications industry. As a result of these and other professional experiences, the Board believes that Ms. Williams possesses particular knowledge and experience in executive management, and the finance, human capital management, technology, and manufacturing areas relevant to our business, which are among the key attributes that qualify Ms. Williams for election to our Board.

Cooperation Agreements
The Prairieland Group. The Company received a letter dated May 27, 2022, as amended May 31, 2022, from PLH which notified the Company of PLH's intent to nominate candidates to the Board, among other requests (the "Nomination Letter"). On July 23, 2022, the Company entered into a Cooperation Agreement (the “Prairieland Cooperation Agreement”) with PLH and its affiliates (collectively, the “Prairieland Group”).

Pursuant to the Prairieland Cooperation Agreement, the Company agreed to nominate Andrew D. Siegel to the Board for election at the Company’s 2022 annual meeting of shareholders. Following the 2022 annual meeting of shareholders, the Board appointed Mr. Siegel to the Nominating Committee. On December 7, 2022, the Board of Directors expanded the size of the Board to eight members and appointed Howard I. Atkins as the eighth Director and as a member of the Compensation Committee. Mr. Atkins was appointed to the Board pursuant to the Prairieland Cooperation Agreement.

In addition, under the Prairieland Cooperation Agreement, the Prairieland Group irrevocably withdrew the Nomination Letter; ceased all solicitations of proxies and other activities in connection with the 2022 annual meeting of shareholders; and agreed to vote in accordance with the recommendation of the Board with respect to certain proposals at all stockholder meetings, subject to various exceptions.

The Prairieland Group also agreed to certain customary standstill provisions and a voting commitment for the duration of the Prairieland Cooperation Agreement. The Prairieland Cooperation Agreement will terminate upon the earlier of September 30, 2025 and the conclusion of the Annual Meeting.

The Prairieland Cooperation Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2022.

Alta Fox Capital Management, LLC. On March 3, 2025, the Company entered into a Cooperation Agreement (the “Alta Fox Cooperation Agreement”) with Alta Fox Capital Management, LLC, Alta Fox Opportunities Fund, LP, Alta Fox GenPar, LP, Alta Fox Equity, LLC and P. Connor Haley (collectively with their affiliates and associates, “Alta Fox”).

Pursuant to the Alta Fox Cooperation Agreement, the Company: (i) increased the size of the Board by one seat; (ii) appointed Peter Feigin (the “New Director”) to the Company’s board of directors (the “Board”) with a term expiring at the Company’s 2027 annual meeting of stockholders (the “2027 Annual Meeting”); and (iii) appointed the New Director to the Temporary Special Committee.

Pursuant to the Alta Fox Cooperation Agreement, Alta Fox agreed to cease its solicitation in connection with the Company’s 2025 special meeting of stockholders (the “Special Meeting”) to vote on the reincorporation of the Company from South Dakota to Delaware (the “Reincorporation”). Alta Fox also agreed, from the Effective Date until the first day following the conclusion of the 2027 Annual Meeting (the “Standstill Period”), to vote all shares of the Company’s common stock, no par value, that it beneficially owns (i) in favor of the Reincorporation at the Special Meeting; and (ii) in accordance with the Board’s recommendations on proposals, except that Alta Fox (x) may vote in accordance with Institutional Stockholder Services Inc. and Glass, Lewis & Co. LLC if they both recommend differently from the Board (other than on proposals with respect to the election, removal, or replacement of directors or the Reincorporation) and (y) may vote in its discretion on Extraordinary Transactions (as defined in the Alta Fox Cooperation Agreement).

According to the Alta Fox Cooperation Agreement, Alta Fox dismissed with prejudice all claims against the Company and its directors and/or officers, and Alta Fox and the Company have agreed to release each other from any claims except for those arising out of the Alta Fox Cooperation Agreement. The Alta Fox Cooperation Agreement also contains certain non-disparagement provisions.

During the Standstill Period, Alta Fox has also agreed to certain customary standstill provisions prohibiting it from, among other things: (i) acquiring, in the aggregate, beneficial ownership of more than 5,973,599 shares of common stock, no par value, subject to limited exceptions; (ii) soliciting proxies; (iii) advising or knowingly encouraging any person with respect to the voting or disposition of any securities of the Company; and (iv) taking actions to change or influence the Board, management, or the direction of certain Company matters.

In connection with the Alta Fox Cooperation Agreement, the Company agreed to, among other things: (i) amend the Bylaws to require a Lead Independent Director be selected by the independent Directors if the Chair is not an Independent Director; (ii) engage an independent compensation consultant by March 31, 2025; (iii) hold an investor day prior to December 31, 2025; and (iv) not re-nominate at least one of the Company’s incumbent directors at the Company’s 2025 annual meeting of stockholders.

Directors at the Annual Meeting (the “Renomination Covenant”). The Board’s decision not to re-elect Mr. McDermott at the Annual Meeting was made solely to fulfill the Company’s obligations under the Renomination Covenant. For additional information about the Alta Fox Cooperation Agreement please refer to the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2025, Exhibit 10.1 thereto, and the proxy statement relating to the Special Meeting and filed with the SEC on March 24, 2025.

Independent Directors
The Nominating Committee has determined that each of Messrs. Friel, Siegel, Feigin, Bowser, Glat, Ms. Williams, Dr. Bultena, and Dr. Griffiths are "Independent Directors," as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules ("Independent Directors"). Accordingly, the Board is composed of a majority of Independent Directors as required by the Nasdaq Listing Rules. In addition, none of our Directors are a party to any agreement or arrangement that would require disclosure pursuant to Nasdaq Listing Rule 5250(b)(3) regarding the payment of compensation to directors by a third party in connection with serving as a Director.

Board Diversity
The members of our Board are highly qualified, outstanding individuals. The Nominating Committee has a primary objective: to identify Board members – irrespective of gender or race – that represent the greatest value to our Company and stockholders. The Nominating Committee strives to assemble a Board that has diversity of thought, with each member offering unique insight and perspective, where individual members share a common ability to work productively within the context of the Board and management team

PROPOSAL TWO
ADVISORY (NON-BINDING) APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The foundation of our executive compensation program is to pay for performance. Base compensation for our executive officers is set similarly to members of our peer group, and a meaningful portion of the compensation paid to our executive officers is based on long-term equity incentive compensation and annual non-equity incentive compensation, which is focused on the key results and strategic drivers of our business.

The Compensation Discussion and Analysis section of this Proxy Statement explains in more detail our executive compensation program.

We believe that, viewed as a whole, our compensation practices and policies are appropriate and are fair to both the Company and its executives and align with the long-term interests of our stockholders.

As required by Section 14A of the Exchange Act, we are asking for stockholder approval of the compensation of our named executive officers (“NEOs” or “Named Executive Officers”) for the fiscal year ended April 26, 2025 (“Fiscal 2025”). As an advisory approval, this proposal is non-binding. However, the Board and our Compensation Committee, which are responsible for designing and overseeing the administration of our executive program, value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our Chief Executive Officer (the “CEO”) and all of the other Named Executive Officers.

Vote Required
See "General Matters - Voting at the Annual Meeting: Vote Requirements" for a description of the votes required for approval on an advisory, non-binding basis of the Company's compensation of its Named Executive Officers.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL TWO, THE ADVISORY (NON-BINDING) APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche, LLP (“Deloitte”) to serve as our independent registered public accounting firm ("Independent Auditor") for the fiscal year ending May 2, 2026 (“Fiscal 2026”). Deloitte has been our Independent Auditor since 2017.

The Audit Committee recognizes the importance of maintaining the independence of the Independent Auditor, both in fact and appearance. Each year, the Audit Committee evaluates the qualifications, performance, and independence of our Independent Auditor and determines whether to re-engage such firm. In doing so, the Audit Committee considers, among other things, the quality and efficiency of the services provided by the Independent Auditor, its capabilities and technical expertise, its knowledge of our operations and industry, and relevant information concerning its independence.

Although ratification is not required by the Bylaws or otherwise, the Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice and because the Audit Committee values the views of our stockholders regarding the choice of Deloitte as our Independent Auditor. If the stockholders do not approve the selection of Deloitte as our Independent Auditor, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different Independent Auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. A representative from Deloitte is expected to be present at the Annual Meeting, have an opportunity to make a statement if such representative desires to do so, and be available to respond to appropriate questions.

Audit Committee Pre-Approval Procedures
The Audit Committee pre-approves all audit and permissible non-audit services provided by Deloitte. These services may include audit services, audit-related services, tax services and other services. For each proposed service, the Company’s management and the Independent Auditor must submit to the Audit Committee detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination as to whether the provision of such services would impair Deloitte’s independence, and whether the fees for the services are appropriate.

Audit and Other Professional Fees
The following table presents the aggregate fees billed for professional services rendered by Deloitte, including out-of-pocket expenses, for Fiscal 2025 and the fiscal year ended April 27, 2024 (“Fiscal 2024”). As provided in the Audit Committee’s Charter, all engagements for any non-audit services by our Independent Auditor must be approved by the Audit Committee before the commencement of any such services. The Audit Committee may designate a member or members of the Audit Committee to represent the entire Audit Committee for purposes of approving non-audit services, subject to review by the full Audit Committee at its next regularly scheduled meeting. The Audit Committee considers the provision of services by Deloitte to us, over and above the audit fees, to be compatible with the ability of Deloitte to maintain its independence.

	Fiscal Year Ended
	April 26, 2025	April 27, 2024
Audit Fees (1)	$1,267,957	$2,115,530
Audit-Related Fees (2)	47,500	66,725
Tax Fees	—	—
All Other Fees (3)	3,790	3,790
Totals	$1,319,247	$2,186,045

(1)	Audit Fees consist of fees related to professional services rendered in connection with the audit of our annual financial statements, the audit of our internal control over financial reporting, the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees are fees for assurance and related services performed by Deloitte, primarily consisting of fees related to the audit of our employee benefit plan.

(3)	All Other Fees are fees for other permissible work performed by Deloitte that does not meet the above category descriptions.

Vote Required
See "General Matters - Voting at the Annual Meeting: Vote Requirements" for a description of the vote required for ratification of the appointment of Deloitte as our Independent Auditor.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 2, 2026, AS SET FORTH IN PROPOSAL THREE.

PROPOSAL FOUR
APPROVAL OF THE 2025 STOCK INCENTIVE PLAN

The Daktronics, Inc. 2025 Stock Incentive Plan (the "2025 Plan"), was adopted by the Board of Directors on July 28, 2025 and is subject to approval by our stockholders. If our stockholders approve the 2025 Plan, we will rollover any available shares under the Daktronics, Inc. 2020 Stock Incentive Plan (the "2020 Plan"). This summary is not intended to be a complete description of all provisions of the 2025 Plan, and it is qualified by reference to the copy of the 2025 Plan filed as Appendix A to this Proxy Statement.

Requested Shares. If this Proposal No. 4 is approved by our stockholders, then subject to adjustment for certain changes in our capitalization, the aggregate number of shares of Common Stock that may be issued under the 2025 Plan will not exceed the sum of (i) 2,300,000 new shares and (ii) the number of unallocated shares remaining available for grant under the 2020 Plan as the Record Date (1,381,079 shares).

Our historical three-year average net burn rate was 0.3 percent for fiscal years 2023 through 2025, which we believe to be reasonable, and within competitive parameters, for a company of our size and circumstances. We calculate net burn rate as total awards granted, net of cancellations and forfeitures, divided by weighted average shares outstanding for the applicable fiscal year.

Purpose. The purpose of the 2025 Plan is to enable the Company and its subsidiaries to retain and attract executives, other employees, Directors, and consultants who contribute to the Company’s success by their ability, ingenuity, and industry (collectively, “Recipients”), and to enable such Recipients to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

Forms of Awards. The 2025 Plan provides for the grant of Incentive Options, Non-Qualified Options, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Stock Units, Deferred Stock (as such terms are defined in the 2025 Plan), or any combination thereof pursuant to the terms of the 2025 Plan. These awards are described in greater detail in this Proposal Four under the section entitled “Description of Types of Awards.”

Plan Participants. The Administrator (as defined below) will determine the Recipients who are eligible to be granted awards under the 2025 Plan. As of April 26, 2025, approximately 2,400 employees and no consultants were eligible to receive awards under the 2025 Plan subject to meeting the Administrator’s requirements for participation. All eight of our non-employee Directors and all five of our executive officers would be participants under the 2025 Plan.

Share Reserve Limit and Counting. Under the 2025 Plan, 2,300,000 shares of Common Stock, and 1,381,079 shares rolled over from the 2020 Plan, have been reserved for issuance, and all such shares will consist of authorized and unissued shares of Common Stock.

If any shares of Common Stock become available as a result of canceled, unexercised, lapsed, or terminated awards under the 2025 Plan, then these shares will again be available for the grant of future awards. However, upon a stock-for-stock exercise of an award that involves the withholding of shares of Common Stock for the payment of the exercise price or taxes with respect to an award, the shares of Common Stock used to pay the exercise price or otherwise withheld shall not become available for future distribution under the 2025 Plan. Each share of Common Stock subject to awards granted under the 2025 Plan is counted as one share for purposes of determining the number of shares available under the 2025 Plan.

Adjustments Upon a Recapitalization or Similar Event. If we engage in or are involved in a stock dividend, stock split, reverse stock split, reclassification, combination, exchange of shares or other similar recapitalization of Common Stock, there will be an appropriate adjustment made, without the consent of any Recipient, to the number and kind of shares of Common Stock subject to and reserved under the 2025 Plan, including any limits on shares established under the 2025 Plan, the exercise or purchase price of each share subject to an award and any other affected terms of such awards.

Dividends and Dividend Equivalents. Unless the 2025 Plan, the Administrator, or the applicable award agreement directs otherwise, dividends and dividend equivalents: (a) will accrue with respect to Restricted Stock; and (b) will not accrue with respect to all other unvested awards. Unless otherwise provided in an award agreement, no interest will be paid on accrued dividends or dividend equivalents. In general, dividends, dividend equivalents, and any interest accrued thereon will bear the same vesting characteristics of the underlying award and will not be paid to the Recipient unless and until the underlying award vests in accordance with the applicable award agreement and the 2025 Plan. If an award or shares of Stock underlying an Award is forfeited, any accrued dividend, dividend equivalent, or interest, as applicable, related to such forfeited award shall also be forfeited. The Administrator, in its sole discretion or as otherwise required by application of Section 409A of the Code, may require the payment of cash dividends due and payable pursuant to the 2025 Plan and the applicable award agreement to be deferred and, if the Administrator so determines, reinvested in additional shares of other types of awards under the 2025 Plan, if and to the extent shares are available for issuance under the 2025 Plan.

Administration of the 2025 Plan. The 2025 Plan will be administered by our Board of Directors or the Compensation Committee, all of whose members are Independent Directors, as applicable (the “Administrator”). The Administrator has the power to, among other things, select the Recipients to whom awards may be granted under the 2025 Plan, determine the terms of the awards, including the number of shares subject to each award, the vesting, exercisability, forfeiture provisions, performance goals and periods, other terms and conditions of the awards and the amount and form of consideration payable upon exercise, grant or settlement. The Administrator also has the power to interpret and otherwise administer the 2025 Plan. The Administrator may delegate the authority to choose Recipients and determine the terms of the awards to executive officers of our Company under the conditions set forth in the 2025 Plan.

Change in Control Termination. Upon the occurrence of a Change in Control Termination following a Change in Control (as such terms are defined in the 2025 Plan), except as otherwise provided in an award agreement and subject to certain other exceptions set forth in the 2025 Plan: (a) all outstanding and unvested Performance Stock and Performance Stock Units held by the Recipient as of the date of the Change in Control Termination shall immediately vest as if earned at the target (100%) level of achievement for the entire Performance Period (as defined in the 2025 Plan) and without pro-ration; and (b) all other outstanding awards granted to a Recipient that have not theretofore vested shall immediately vest in full and without pro-ration, all restrictions on such awards shall immediately lapse, and each Option granted to a Recipient that is outstanding at such time shall become fully and immediately exercisable.

Change in Control without Assumption or Substitution. In the event of a Change in Control where a Change in Control Termination does not occur, if an award is not assumed by an acquiring or surviving corporation or otherwise equitably converted or substituted by the Administrator or pursuant to an award agreement: (a) all outstanding and unvested Performance Stock and Performance Stock Units held by the Recipient as of the date of the Change in Control shall immediately vest as if earned at the target (100%) level of achievement for the entire Performance Period and without pro-ration; (b) each Option granted to a Recipient that is outstanding shall become fully and immediately exercisable as of the date of the Change in Control or settled in cash and cancelled by the Company in accordance with the 2025 Plan; and (c) all other outstanding and unvested awards granted to a Recipient shall immediately vest in full and without pro-ration and all restrictions on such awards shall immediately lapse.

Excise Tax Liability Adjustment. Unless provided otherwise in an award agreement or determined by the Administrator, to the extent the acceleration of exercisability or vesting of an award or a cash payment for such award, together with any other payments, could result in excise tax liability under Sections 4999 and 280G of the Internal Revenue Code (the “Code”), such acceleration or cash payment will be reduced until no portion of such acceleration or cash payment would be subject to such excise tax liability.

Descriptions of Types of Awards. The 2025 Plan provides for the grant of the following types of awards:

•Stock Options. The 2025 Plan provides for the grant of Incentive Options to our employees and Non-Qualified Options to employees, Directors, and consultants. Options may be granted with terms determined by the Administrator except that the exercise price of all stock options, whether Incentive Options or Non-Qualified Options, may not be less than 100% (or 110% with respect to Incentive Options granted to 10% stockholders) of the fair market value of Common Stock as of the date of grant. In addition, unless the Administrator determines otherwise, an option will become exercisable in equal installments of 20% of the shares subject to the option on each anniversary of the grant date until fully exercisable and will have a 10-year term (or no more than a five-year term with respect to Incentive Options granted to 10% stockholders).

•Restricted Stock. With respect to Restricted Stock, Recipients may be conferred all of the rights of a stockholder with respect to such stock, unless an award agreement provides otherwise. Restricted Stock will be forfeited to us if the Recipient ceases to be employed by us or to provide services to us. Restricted Stock may be subject to vesting over time or upon the achievement of performance goals. Unless the Administrator determines otherwise, a Restricted Stock award will vest one year from the date the award is granted.

•Restricted Stock Units. Restricted Stock Units are awards of units, each representing one share of Common Stock, and these units are subject to vesting conditions based on a vesting schedule and/or performance criteria established by the Administrator. Restricted stock units will be settled in shares of our Common Stock, but unlike restricted stock, these shares would not be issued until the restricted stock units have vested. Unless the Administrator determines otherwise, a Restricted Stock Unit will vest one year from the date of its grant.

•Performance Stock. Performance Stock refers to equity awards of Restricted Stock, that are subject to vesting based on the achievement of specified performance goals over a defined period and settled in shares of Common Stock.

•Performance Stock Units. Performance Stock Units are awards of Restricted Stock Units linked to one or more performance or other criteria as determined by the Administrator and settled in shares of Common Stock.

•Deferred Stock. Deferred Stock awards are awards of the right to receive shares of Common Stock at the end of a specified deferral period or upon the achievement of specified performance criteria. Unless the Administrator determines otherwise, the deferral period for a Deferred Stock award is one year from the date the award is granted.

Termination of Employment or Service. Unless otherwise provided under an applicable award agreement or determined by the Administrator, upon a termination of employment or service (i) by reason of death or disability, an option (to the extent then vested) will become exercisable for one year after such death or disability or until the expiration of the option term, whichever is shorter; and (ii) for any other reason, an option will be exercisable (to the extent then vested) for three months after such termination or until the expiration of the option term, whichever is shorter. All options that are not vested at the time of such termination of employment or service will terminate at such time. Unless an award agreement, employee retention agreement, or severance agreement provides otherwise, unvested Restricted Stock, Restricted Stock Units, Performance Stock, Performance Stock Units, and Deferred Stock awards will generally be forfeited upon the termination of employment or service for any reason.

Amendment and Termination. The Board of Directors may amend, alter, or discontinue the 2025 Plan, but no amendment, alteration or discontinuation will be made that would impair the rights of a Recipient of an award without the Recipient’s consent. In addition, the Board will obtain approval of our stockholders of any amendment, alteration or discontinuation to the extent required by applicable law or exchange rules. The Administrator may amend the terms of any outstanding awards, prospectively or retroactively; however, except with respect to amendments related to changes in capitalization or a Change in Control, no amendment will impair the rights of any Recipient without his or her consent. In addition, neither the 2025 Plan nor any outstanding option may be amended to decrease the exercise price of such award unless first approved by the requisite vote of our stockholders. Moreover, neither the 2025 Plan nor any outstanding award made under the 2025 Plan may be amended in a way that could cause an outstanding award to become subject to the tax imposed by Section 409A of the Code (regarding non-qualified deferred compensation).

Plan Term. The 2025 Plan will become effective upon its approval by our stockholders and will terminate 10 years after such approval date.

New Plan Benefits. All awards to Recipients under the 2025 Plan are made at the discretion of the Administrator. Therefore, the future benefits and amounts that will be received or allocated to such individuals under the 2025 Plan are not determinable at this time. No awards have been made under the 2025 Plan that are contingent upon approval of the 2025 Plan by the Company’s stockholder at the Annual Meeting.

Vote Required

See “General Matters - Voting at the Annual Meeting: Vote Requirements” for a description of the vote required for the approval of the 2025 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2025 PLAN, AS SET FORTH IN PROPOSAL FOUR.

CORPORATE GOVERNANCE

Board Leadership Structure
The Board is committed to achieving the long-term mutual prosperity of all stakeholders while maintaining the highest standard of responsibility and integrity. The Board has adopted these corporate governance principles to provide an effective framework that reflects a set of core values and provides a foundation for Daktronics governance and management systems. Specific Board responsibilities to achieve this commitment include:

•	Strategic and operational planning: reviewing the overall operating, financial and strategic plans and performance of Daktronics;

•	Management oversight: selecting and evaluating the Company’s CEO and approving and monitoring the selection and evaluation process of other executive officers;

•	Governance, compliance and risk management: overseeing appropriate policies of corporate conduct and compliance with laws; and

•	Financial reporting: reviewing the process by which financial and related non-financial information about the Company is provided to management, the Board and the Company’s stockholders.

The Board believes that it must stay well-informed about the issues, challenges and opportunities facing Daktronics so that the Board members can properly exercise their fiduciary responsibilities to our stockholders. As part of this process, the Board is kept informed of our business, strategies, and major corporate actions through discussions with the Named Executive Officers identified in the Summary of Compensation Table included in this Proxy Statement, by reviewing material provided to them and by participating in meetings of the Board and its committees.

Daktronics has separated the roles of Chair and CEO. The Chair, Mr. Siegel, is an independent Director and formerly served as the Lead Independent Director since October 2023. The Board believes the separation of the Chair and CEO roles allows the Interim CEO and his successor to focus sufficient time and energy on operating and managing the Company while leveraging the Chair’s experience and perspectives. This balance of authority and framework for shared responsibility is especially important for Daktronics as it navigates through an ongoing leadership transition. The role of Lead Independent Director was eliminated in March 2025 in connection with the implementation of this leadership structure.

The Chair presides over the Board meetings and consults with the CEO to set the agenda for Board meetings. This collaborative process assures that the agenda takes into account issues and concerns of all Directors and is forward-looking and focuses on strategic matters. The Chair also calls and presides over meetings of our independent Directors.

The Chair is responsible for promoting effective relationships and open communication among Directors and the CEO, building consensus among Board members, building an effective and complementary Board, promoting the highest standards of corporate governance, participating actively in the selection of new Directors, and promoting the orientation of new Directors to provide coaching and support for their development.

Our governance practices are compliant with the Nasdaq Listing Rules and the corporate governance regulations of the Sarbanes-Oxley Act of 2002. Among other things, these practices include the following:

•	The Nominating Committee reviews with the Board annually the composition of the Board as a whole, including the Directors’ independence, skills, experiences, age, diversity, and availability of service to the Company.

•	The Nominating Committee recommends Director candidates for approval by the Board and election by the stockholders, taking into account the Company’s need for diverse skills, professional experiences, backgrounds, and other qualities to ensure a variety of viewpoints.

•	The Board conducts periodic self-evaluations administered by the Nominating Committee.

•	Independent Directors generally meet in conjunction with regularly scheduled quarterly Board meetings and at other appropriate times.

•	The Board and all Board committees are authorized to hire their own advisors as they deem to be necessary or advisable to fulfill their obligations, and the Company will pay the costs of such advisors.

Meetings of the Board and Committees
During Fiscal 2025, the Board held eight regular meetings and 15 special meetings; the Audit Committee met five times; the Compensation Committee met 20 times; the Nominating Committee met four times; and the Strategy and Risk Committee met five times. All of the incumbent Directors attended at least 75 percent of all meetings of the Board and Board committees upon which they served, and all of the Directors attended the annual meeting of shareholders held in September 2024. Additionally, the Board held one special shareholder meeting in April 2025.

Executive Sessions of the Board
The Board has adopted a practice of meeting in executive session, and with independent Directors only, in conjunction with each regularly scheduled Board meeting. The independent Directors met in executive session four times in Fiscal 2025.

Annual Meeting Attendance Policy
As set forth in our Corporate Governance Guidelines, members of the Board are expected to devote sufficient time and attention to prepare for, attend and participate in Board meetings, stockholder meetings, and meetings of committees of the Board on which they serve.

Board’s Role in Risk Oversight
The Board takes an active role in risk oversight both as a full Board and through its committees. The Company's management team attends a portion of each regular Board meeting, and the Board engages management in a review of the business with respect to our strategies and risks. Such risks include those inherent in our businesses as well as the risks from external sources such as competitors, cybersecurity, the economy, credit markets, and regulatory and legislative developments. Management is in regular communication with the Board about the assessment, management, and strategic response to the significant risks to Daktronics. In addition, the Board's Strategy and Risk Committee enables an intentional focus of the Board on the Company's longer-term strategic opportunities, plans and related risks; engages management in review of the Company's longer term strategic planning, strategic initiatives, and technology roadmaps; and provides oversight of the Company's risk framework and material risks impacting the Company's long-term strategic plans. On August 29, 2024, the Board created a Temporary Special Committee to provide guidance and oversight to the Company’s material initiatives focused on its business transformation toward sustained profitable growth and full potential financial returns. The Temporary Special Committee was dissolved on June 4, 2025. The Board’s role in risk oversight has not affected its leadership structure.

Hedging
In accordance with the Daktronics, Inc. Stock Trading Policy for All Employees and Directors (the "Trading Policy), our Directors, officers, senior managers, market managers, and other designated employees are prohibited from engaging in hedging transactions, trading in puts and calls and engaging in short sales of the Common Stock. In addition to our Directors, officers, and other designated employees, the covered persons under the Trading Policy include family members of such Company personnel sharing the same residence. Hedging or monetization transactions are typically accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, in which all of which our covered persons are precluded from using or trading.

Code of Conduct
The Board has adopted our Code of Conduct, which applies to all of our employees, officers and Directors. Included in the Code of Conduct are ethics provisions that apply to our CEO, Chief Financial Officer, and all other financial and accounting management employees. The Code of Conduct is available on our website at www.daktronics.com. The Nominating Committee reviews the Code of Conduct annually and oversees its implementation.

Clawback Policy
The Board has adopted the Daktronics, Inc. Executive Incentive Compensation Clawback Policy (the “Clawback Policy”) providing for the recoupment of certain executive compensation in the event of an accounting restatement resulting from the Company’s material noncompliance with financial reporting requirements under the federal securities laws. The Clawback Policy is filed as Exhibit 97 to Form 10-K. It is designed to comply with Section 10D of and Rule 10D-1 under the Exchange Act and Nasdaq Listing Rule 5608. The Clawback Policy applies to the Company's current and former executive officers, as determined by the Board in accordance with Section 10D of the Exchange Act and the listing standards of the Nasdaq Global Select Market, and such other senior executives who may from time to time be deemed subject to the Clawback Policy by the Board (the “Covered Executives”). If the Company is required to prepare an accounting restatement of its financial statements due to the Company's material noncompliance with any financial reporting requirement under the securities laws, the Board will require reimbursement or forfeiture of any excess "Incentive Compensation" (defined below) received by any Covered Executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. For purposes of the Clawback Policy, the term “Incentive Compensation” means Incentive-Based Compensation as defined in accordance with Section 10D of the Exchange Act and the listing standards of the Nasdaq Global Select Market for Covered Executives if such compensation is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure and the term “financial reporting measures” has the same meaning as defined in accordance with Section 10D of the Exchange Act and the listing standards of the Nasdaq Global Select Market. The amount to be recovered will be the excess of the Incentive Compensation paid to the Covered Executive based on the erroneous data over the Incentive Compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the Board.

Certain Relationships and Related Person Transactions

Review and Approval of Transactions with Related Persons

The Board has adopted the Daktronics Related Person Transaction Policy, a written policy containing procedures with respect to related person transactions (the “RPT Policy”), which the Audit Committee oversees. Under the RPT Policy, a “Related Person Transaction” is generally defined as a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which: (i) the Company was, is, or will be a participant; (ii) the amount involved exceeds $120,000; and (iii) any Related Person had, has, or will have a direct or indirect material interest. The RPT Policy generally defines a “Related Person” as: (a) a Director, Director-nominee, or executive officer of the Company at any time during the last fiscal year; (b) beneficial owner of more than five percent of any class of our voting securities; or (c) any immediate family member of any of the foregoing persons.

Our Chief Financial Officer is responsible for overseeing the monitoring and identification of Related Person Transactions and the appropriate reporting of any potential Related Person Transaction to the Audit Committee. The Audit Committee reviews and, if appropriate, approves Related Person Transactions, including certain transactions which are deemed to be pre-approved under the RPT Policy. On an annual basis, the Audit Committee reviews any previously approved Related Person Transaction that is ongoing.

Transactions with Related Persons

As previously disclosed in the Form 10-K and other reports filed by the Company with the SEC, effective on May 11, 2023, the Company entered into the Securities Purchase Agreement, dated as of May 11, 2023, with Alta Fox Opportunities (the “Securities Purchase Agreement”). Under the Securities Purchase Agreement, the Company sold and issued to Alta Fox Opportunities a senior secured convertible note in exchange for the payment by Alta Fox Opportunities to the Company of $25 million (the “Convertible Note”). As of May 11, 2023, and based on Amendment No. 2 to the Schedule 13D filed with the SEC by Alta Fox Opportunities on May 15, 2023, Alta Fox Opportunities beneficially owned 4.8 million shares of common stock, no par value, of the Company, representing 9.99 percent of outstanding common stock, causing Alta Fox Opportunities to be a Related Person under the RPT Policy and the applicable definitions under the Securities Act of 1933, as amended. The Securities Purchase Agreement, the Convertible Note, the related Pledge and Security Agreement dated as of May 11, 2023 by and among Alta Fox Opportunities, Daktronics Installation, Inc., and the Company, and the related Registration Rights Agreement dated as of May 11, 2023 by and between Alta Fox Opportunities and the Company were approved in advance of their execution by the Company’s Strategy and Financing Review Committee, the members of which included all members of the Audit Committee. The interest rate under the Convertible Note was 9.0 percent. Since the beginning of Fiscal 2025: (i) the Company converted $25.0 million in principal and $0.3 million in interest, and paid $1.8 million in interest under the Convertible Note; and (ii) the largest aggregate amount of principal outstanding during Fiscal 2025 was $25.0 million. As of March 4, 2025, all amounts due under the Convertible Note were paid or satisfied in Fiscal 2025.

Effective April 10, 2025, our former Chair, President and CEO, and current Board member, Reece A. Kurtenbach, was appointed as Interim Chief Executive Officer of XDC, an entity in which the Company holds a 16.4 percent ownership interest and accounts for under the equity method of accounting. As a result of this appointment, Reece A. Kurtenbach is considered a Related Person under the RPT Policy and applicable SEC rules. The Company continues to monitor this relationship to ensure appropriate governance and disclosure in accordance with applicable accounting standards. As disclosed elsewhere in this Proxy Statement, Reece A. Kurtenbach is the brother of Matthew Kurtenbach and Carla Gatzke.

In April 2025, the Company entered into a change order to an existing agreement with the Milwaukee Bucks. The total value of the change order was $0.2 million. Additionally, the Company entered into a new contract with the Milwaukee Bucks on April 29, 2025. The total value of the contract was $0.7 million. The terms of both of the above-referenced arrangements between the Company and the Milwaukee Bucks were arms-length transactions made in the ordinary course of the Company’s business. Mr. Feigin is the President of the Milwaukee Bucks.

During Fiscal 2024, the Company and the South Dakota Board of Regents entered into contracts for video display systems for Dakota State University. The aggregate amount involved under such contracts was $1.2 million. The terms of the above-referenced contracts between the Company and Dakota State University were arms-length transactions made in the ordinary course of the Company’s business. Dr. Griffiths is the President of Dakota State University.

Since April 28, 2024, there have been no other transactions with related persons that are required to be reported under SEC rules.

Committees of the Board
The Board currently has four standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee, and the Strategy and Risk Committee.

Audit Committee. The Audit Committee is a separately-designated, standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. During Fiscal 2025, the Audit Committee consisted of Kevin P. McDermott (Chairperson), John P. Friel, Shereta D. Williams, Howard I. Atkins (through March 5, 2025), and Dr. Lance D. Bultena. The Board has determined that Mr. Atkins met the independence under Rule 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Exchange Act and the heightened requirements for audit committee members pursuant to Rule 5605(c)(2)(A) for the period of time during Fiscal 2025 in which he served on the Audit Committee and that each other Audit Committee member met such requirements throughout Fiscal 2025. The Board has determined that Mr. McDermott, Mr. Friel, Mr. Atkins, Dr. Bultena, and Ms. Williams are qualified as “audit committee financial experts,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee monitors the Company's compliance with laws and regulations, assists the Board in fulfilling its oversight responsibilities concerning the quality and integrity of our financial reports and related filings with the SEC, and is expressly empowered by its charter to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. In furtherance of its purposes, the Audit Committee, among other responsibilities: (i) oversees the accounting and financial reporting process and audits of the financial statements and related SEC filings; (ii) appoints and determines the compensation of Deloitte & Touche, LLP, which is our independent registered public accounting firm; (iii) reviews the scope and findings of the audit; (iv) reviews the adequacy and effectiveness of our accounting policies and system of internal control over financial reporting; and (v) oversees the RPT Policy and related policies and procedures with respect to related party transactions described above in the section entitled “Certain Relationships and Related Transactions.” The Audit Committee has a formal written charter, which is available on our website at www.daktronics.com, and annually reviews and reassesses the adequacy of its charter.

Compensation Committee. During Fiscal 2025, the Compensation Committee consisted of John P. Friel (Chairperson), Dr. José-Marie Griffiths, Shereta D. Williams, Howard I. Atkins (through March 5, 2025), Andrew D. Siegel, and Peter Feigin (appointed on June 4, 2025). The Board has determined that Messrs. Atkins and Feigin met the independence under Rule 5605(a)(2) of the Nasdaq Listing Rules and the heightened requirements for compensation committee members pursuant to Rule 5605(d)(2)(A) for the respective periods of time during Fiscal 2025 in which they served on the Compensation Committee and that each other Compensation Committee member met such requirements throughout Fiscal 2025. The primary purposes of the Compensation Committee are to, among other responsibilities: (i) discharge the responsibilities of the Board relating to the compensation of the Company’s executive officers and directors; (ii) oversee the administration of the Company’s executive compensation plans; (iii) evaluate the performance of the Company’s executive officers; (iv) oversee the Company’s policies and practices related to talent management and development for executive officers and senior management, including with respect to succession planning, and any applicable employee engagement; and (v) ensure timely preparation of and approve the Compensation Committee Report required to be included in the Company’s annual proxy statements under SEC rules. The Compensation Committee is also responsible to recommend to the Board compensation programs for non-employee directors, Board committee chairs, and Board committee members. The Compensation Committee has a formal written charter, which is available on our website at www.daktronics.com, and annually reviews and reassesses the adequacy of its charter.

The Compensation Committee may establish its own procedures for carrying out its responsibilities under its charter, including the formation and delegation of authority to subcommittees, in a manner consistent with its charter, the Company’s organizational and other governance documents, and applicable SEC and Nasdaq Listing Rules. The Compensation Committee’s compensation determinations are subjective and the result of its business judgment, which is informed by the experience of its members and input provided by independent consultants (as applicable), our CEO and Vice President for Human Resources (other than with respect to their own compensation), Chair, and others as appropriate. The Compensation Committee did not engage an independent compensation consultant in connection with determining or recommending the amount or form of Director or executive compensation for Fiscal 2025.

Nominating Committee. During Fiscal 2025, the Nominating Committee consisted of Dr. José-Marie Griffiths (Chairperson), Dr. Lance D. Bultena, Kevin P. McDermott, and Andrew D. Siegel. The Board has determined that all of the Nominating Committee members are “Independent Directors,” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Our Nominating Committee, among other responsibilities: (i) advises and makes recommendations to the Board on all matters concerning the selection of candidates as nominees for election as Directors; (ii) develops and recommends to the Board corporate governance guidelines; (iii) oversees our Code of Conduct; (iv) provides oversight with respect to corporate governance and ethical conduct; and (v) facilitates the annual review of the self-evaluation of the Board and its committees. The Nominating Committee’s written charter and our Corporate Governance Guidelines are available on our website at www.daktronics.com.

Strategy and Risk Committee. During Fiscal 2025, the Strategy and Risk Committee consisted of Dr. Lance D. Bultena (Chairperson), Howard I. Atkins (through March 5, 2025), Dr. José-Marie Griffiths, and Shereta D. Williams. The Strategy and Risk Committee was formed to: (i) provide an intentional focus of the Board on the Company’s longer-term strategic opportunities, plans and related risks; (ii) engage management in review of the Company’s longer-term strategic planning, strategic initiatives, and technology roadmaps; and (iii) provide oversight of the Company’s risk framework, cybersecurity, and material risks impacting the Company’s longer-term strategic plans.

Temporary Special Committee. In August 2024, the Board formed a Temporary Special Committee to provide guidance and oversight to the Company’s material initiatives focused on its business transformation toward sustained profitable growth and full potential financials returns. The members of the Temporary Special Committee consisted of Howard I. Atkins (Chairperson), John P. Friel, and Andrew D. Siegel, all of whom were Independent Directors during their respective periods of service on such committee. This committee was dissolved in June 2025.

Director Qualifications
The information below describes the criteria and process that the Nominating Committee uses to evaluate future candidates to the Board:

When Board candidates are considered, they are evaluated by the Nominating Committee based upon various criteria, such as their broad-based business and professional skills and experiences, experience serving as management or on the board of directors of other organizations, concern for the long-term interests of the stockholders, governance risk and compliance knowledge, innovation expertise, international business experience, technology company experience, large project contracting experience, acquisition experience, financial literacy, personal integrity and judgment, and willingness to be prepared and active participants at Board and committee meetings. The Nominating Committee and the Board seek to attract and retain highly qualified and diverse Directors who have sufficient time to attend to their duties and responsibilities to the Company.

The Nominating Committee and the Board seek members who will contribute to our overall corporate goals, taking into account:

•	The Company’s responsibility to its key stakeholders, which include stockholders, customers, suppliers, community, and employees.

•	Integrity in financial reporting and business conduct.

•	The candidates' potential contributions to the long-term interests of stockholders.
•	Diversity of a candidate’s skills and experiences.
 Each candidate for Director must possess the following specific minimum qualifications:

•	Demonstrated integrity and ethics in his or her professional life and an established record of professional accomplishment in his or her chosen field.

•	Absence of any material personal, financial or professional interest in any present or potential competitor of the Company.

•	Ability to participate fully in activities of the Board, including active membership in at least one committee of the Board (in the case of independent Directors) and attendance at, and active participation in, meetings of the Board and the committee(s) of the Board of which he or she is a member.

It is the policy of the Nominating Committee to consider both recommendations and nominations from stockholders for candidates to the Board. The Nominating Committee will not change the manner in which it evaluates candidates for Board nominees, including the applicable criteria set forth above, based on whether the candidate was recommended by a stockholder. The

Nominating Committee does not currently use the services of any third-party search firm to assist in the identification or evaluation of Board member candidates. The Nominating Committee may, however, use such services in the future as it deems necessary or appropriate.

The Board's Evaluation
On an ongoing basis, the Nominating Committee facilitates a process to determine whether the Board and its committees are functioning effectively. The results of this process are reported to the Board for discussion.

How to Contact the Board
Stockholders wishing to contact the Board may do so by writing to it at the following address: Corporate Secretary, Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006. Stockholders who would like their submission directed to a particular Board member may so specify. Substantive communications will generally be forwarded to the Board.

Compensation Committee Interlocks and Insider Participation
During Fiscal 2025, none of our executive officers served on the board of directors or compensation committee of another company that had an executive officer who served on our Board or our Compensation Committee.

Involvement in Certain Legal Proceedings
None of our Directors, executive officers or control persons has been involved in any of the following events described in Item 401(f) of Regulation S-K during the past 10 years:

1.a petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.a conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

a.acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

b.engaging in any type of business practice; or

c.engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3(a) above;

5.being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action, or finding by the SEC has not been subsequently reversed, suspended, or vacated;

6.being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

7.being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of:

a.any Federal or State securities or commodities law or regulation; or

b.any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

c.any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Compensation

The following table sets forth information about the compensation paid to and earned by our Directors for Fiscal 2025:

FISCAL YEAR 2025 DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total Compensation ($)
John P. Friel (2)	$85,175	$85,000	$170,175
Kevin P. McDermott (2)	65,675	85,000	150,675
Dr. José-Marie Griffiths (2)	70,350	85,000	155,350
Shereta D. Williams (2)	67,775	85,000	152,775
Dr. Lance D. Bultena (2)	70,350	85,000	155,350
Andrew D. Siegel (2)	63,100	85,000	148,100
Howard I. Atkins (2)(3)	492,775	85,000	577,775
Peter Feigin (4)	—	85,000	85,000

(1)
Reece A. Kurtenbach, the President and CEO of the Company from September 1, 2013 to March 5, 2025, and Howard I. Atkins, who has served as our Acting Chief Financial Officer and Chief Transformation Officer since March 5, 2025, were Named Executive Officers during Fiscal 2025. Mr. Kurtenbach resigned from his position of President and CEO on March 5, 2025, but remains on the Board. While Mr. Kurtenbach received no compensation as a Director during Fiscal 2025, Mr. Atkins received compensation for services rendered as a Director from April 28, 2024 through March 4, 2025. Pursuant to applicable SEC rules, the compensation paid to Mr. Kurtenbach and Mr. Atkins for services as a NEO during Fiscal 2025, as well as the compensation paid to Mr. Atkins for services rendered as a Director during Fiscal 2025, are reported in the appropriate tables within the section of this Proxy Statement entitled "Executive Compensation.” In the interest of transparency, the Company has also voluntarily disclosed the compensation paid to Mr. Atkins for services as Director during Fiscal 2025 both in the table above and in the “Executive Compensation – Summary Compensation Table” section of this Proxy Statement.

(2)
The $85,000 amounts represent the aggregate grant date fair value of each of the grants of 7,160 restricted shares of our Common Stock made on September 9, 2024 to each of the Directors, except Peter Feigin, with a grant date fair value of $11.87 per share, which awards vest on August 23, 2025 with respect to each Director if the grantee remains a Director on the vesting date. The dollar amounts in this column of the table were computed in accordance with ASC 718, Compensation - Stock Compensation promulgated by the Financial Accounting Standards Board ("ASC 718"). As of April 26, 2025, the total equity awards outstanding for each Director was 7,160 restricted shares, other than Reece A. Kurtenbach and Mr. Atkins, whose information regarding outstanding equity awards is provided in the “Executive Compensation - Outstanding Equity Awards and Fiscal Year-End Table” section of this Proxy Statement, and Peter Feigin, whose information regarding outstanding equity awards is provided in footnote 4 of this table.

(3)
For further information regarding compensation paid to Mr. Atkins for services rendered as a Named Executive Officer and a Director during Fiscal 2025, please refer to the “Executive Compensation – Summary Compensation Table” section of this Proxy Statement.

(4)
The $85,000 amounts represent the April 24, 2025 grant of 6,821 restricted shares of our Common Stock to Mr. Feigin named in the table with a grant date fair value of $12.46 per share, which awards vest on August 23, 2025 with respect to Mr. Feigin if he remains a Director on the vesting date. The dollar amounts in this column of the table were computed in accordance with ASC 718.

Independent Director Fees. For Fiscal 2025, each independent Director received an annual cash retainer of $53,750. The following table describes the annual retainers paid for Fiscal 2025 to each independent Director for Board committee membership participation:

	Chair	Other Members
Audit Committee	$7,250	$4,675
Compensation Committee	7,250	4,675
Nominating and Governance Committee	7,250	4,675
Strategy and Risk	7,250	4,675
Temporary Special Committee	350,000	6,500

Lead Independent Director	15,000

All of the retainers and fees for Board and Committee service are included in the table above entitled "Fiscal Year 2025 Director Compensation".

Stock Ownership and Retention Guidelines. The Board has implemented stock ownership guidelines for Directors. Under these guidelines, each Director is expected to achieve a target of 20,000 shares of Common Stock owned, excluding shares subject to options. Directors have five years from the date they first become a member of the Board to achieve this level of ownership. As of July 16, 2025, all Directors were in compliance with these guidelines, except for Peter Feigin who was appointed to the Board in Fiscal 2025 and is still within the five-year compliance period.

Executive Officers
The following discussion sets forth information as of the Record Date about our executive officers who are not Directors. Except where otherwise provided below: (i) the present term of office for each of our executive officers will expire upon the earliest of his or her retirement, resignation, or removal; and (ii) there are no family relationships between any of our executive officers and any other executive officer, Director, or director-nominee of the Company. There are no arrangements or understandings between any of our executive officers and any other persons pursuant to which any such executive officer was selected to serve in such capacity.

Name	Positions with the Company	Age	Executive Officer Since
Bradley T. Wiemann	Interim President and CEO and Former Executive Vice President	62	2006
Sheila M. Anderson	Chief Data and Analytics Officer and Former Chief Financial Officer	52	2012
Matthew J. Kurtenbach	Vice President of Manufacturing	56	2006
Carla S. Gatzke	Vice President of Human Resources and Secretary	64	2006

Bradley T. Wiemann joined the Company in 1993 and currently serves as Interim President and CEO. Mr. Wiemann previously served as Executive Vice President at Daktronics, where he oversaw the success of several business units: Out of Home, which specializes in monetizing dynamic digital advertising in public spaces; On Premise, providing digital signs that heighten a digital experience for businesses on site; and High Schools & Parks and Recreation, which focuses on video, scoreboards, campus communications, and civic sports and rec centers. Brad collaborated with the executive leadership team to develop and implement companywide business strategies that serve all stakeholders. Brad served as Vice President of Commercial and Transportation for eight years before moving into his role as Executive VP in 2012. While Brad has an engineering background, he enjoys business development, employee engagement, channel partner development, and working with customers. He values helping people excel by discovering their strengths and engaging them in opportunities for their greatest success. Brad started working at Daktronics in manufacturing and service during his university years. After earning his degree, he worked for Rockwell International in Cedar Rapids, Iowa, where he developed flight control simulators. He returned to Daktronics in 1993 as a leader in product development for indoor products used primarily in airports and mass transit systems. His role then evolved into market and business development in the commercial, financial, and outdoor billboard sectors. Brad also played a key role in standardizing products to simplify engineering and manufacturing for outdoor products, such as billboards and message centers, as well as developing sales and service channels. Brad graduated from South Dakota State University with a BS in electrical engineering. He earned his master’s degree in electrical and computer engineering, with an emphasis in biomedical engineering from the University of Iowa. The term of office for Mr. Wiemann’s current role will continue until the earlier of the date on which a new CEO is appointed by the Board or his service as Interim President and CEO is terminated by the Board.

Sheila M. Anderson is the Chief Data and Analytics Officer (“CDAO”) at Daktronics, where she plays a pivotal role in the company's digital business transformation by integrating data into daily operations and decision-making processes. Sheila leverages her extensive knowledge of the business, processes, and data to drive these initiatives. From 2012 to March 2025, Sheila served as Chief Financial Officer and Treasurer, overseeing the finance and accounting functions. She ensured accurate transaction processes, provided strategic financial insights, and maintained compliance in external reporting. Sheila also led the financial aspects of the company's digital transformation, strategic planning, treasury management, and acquisition strategy. Additionally, she managed investor relations and directed the company's risk and legal functions. Sheila assumed the CDAO role in October 2024. Before becoming CFO in 2012, Sheila was the Corporate Controller for six years, following four years as a project accountant. Prior to joining Daktronics in 2003, she worked as a senior accountant, auditor and consultant. Beyond her professional responsibilities at Daktronics, Sheila is actively involved in various organizations including the South Dakota Chamber of Commerce and Industry, where she monitors laws and compliance to improve the business environment in the state and for the Ness School of Business and South Dakota State University. She holds a Bachelor of Science degree in accounting from Southwest Minnesota State University and a Masters of Business Administration from the University of South Dakota. Sheila became a certified public accountant in 1996.

Matthew J. Kurtenbach joined the Company in 1992 as a department manager in manufacturing. He subsequently served as a project manager for sports projects and as a project manager for the Company's process improvements and facility expansions. In 2001, he gained responsibility for all factory operations and facilities in the United States. In 2006, he was appointed Vice President of Manufacturing, and was charged with leading the Company's transformation to lean manufacturing. In the following years, he gained responsibility for sourcing/supply chain, repair center operations associated with after sales services, and factories in Shanghai, China, and Ennistymon, Ireland. Mr. Kurtenbach holds a Master of Science degree in Industrial Management and a Bachelor of Science degree in Electrical Engineering from South Dakota State University. Mr. Kurtenbach is the son of Aelred J. Kurtenbach and the brother of Reece A. Kurtenbach and Carla S. Gatzke.

Carla S. Gatzke joined the Company in 1984 in Systems Engineering where she was responsible for sales and project management for legislative voting systems. In 1988, Ms. Gatzke took a leave of absence to attend and teach at Drake University. In 1990, Ms.

Gatzke returned to Daktronics and managed the Star Circuits division. In 1992, she became responsible for Human Resources and, in 1996, she also became responsible for Information Technology. In 2006, the responsibility of the Company's Human Resources and Information Technology separated, and Ms. Gatzke was appointed Vice President of Human Resources. She also provides leadership for selected companywide initiatives, including the company’s current business transformation. Ms. Gatzke has also served as Corporate Secretary since 1994. Ms. Gatzke holds a Master of Business Administration degree from Drake University and a Bachelor of Science degree in Electrical Engineering with minors in Mathematics and Computer Science from South Dakota State University. Ms. Gatzke is the daughter of Aelred J. Kurtenbach and the sister of Reece A. Kurtenbach and Matthew J. Kurtenbach.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our Directors, officers, and persons who beneficially own more than 10 percent of a registered class of our equity securities file with the SEC initial reports of ownership and reports of changes in ownership. To our knowledge, based solely on our review of electronic filings of reports on Forms 3, 4, and 5, we believe that all required reports were filed on a timely basis since the beginning of Fiscal 2025, except that: (i) Ms. Anderson filed two late reports with respect to two transactions; (ii) Mr. Feigin filed three late reports for two transactions; (iii) Carla S. Gatzke filed three late reports for six transactions; (iv) Matthew J. Kurtenbach filed six late reports for 29 transactions; (v) Reece A. Kurtenbach filed four late reports for six transactions; (vi) Bradley T. Wiemann filed five late reports for seven transactions; and (vii) Alta Fox filed one late report for five transactions.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction. The following discussion should be read in conjunction with the various tables and accompanying narrative disclosure appearing in this Proxy Statement. Those tables and narrative disclosure provide more detailed information regarding the compensation and benefits awarded to, earned by, or paid to our Named Executive Officers, as well as the plans in which they are eligible to participate. At last year’s annual meeting, our stockholders provided an advisory "say-on-pay" vote indicating their overwhelming support of the Company’s compensation program for our Named Executive Officers. We view the result of this non-binding vote as an indication that our stockholders are generally supportive of our executive compensation program and policies. Our stockholders had previously voted that such say-on-pay votes be held annually. As a result, a proposal presented to the Company’s stockholders at the Annual Meeting will seek our stockholders’ input on our executive compensation program.

Executive Summary. Our executive compensation program, developed by management and approved by the Compensation Committee, is intended to be externally competitive and internally fair, align the interests of executives with the interest of stockholders, be simple (easily understood) and team-based, focus on key performance metrics, and be balanced among short-term and long-term objectives and cash and equity compensation.

It uses salary, benefits, and non-equity-based and equity-based incentive plans to achieve these goals, with a focus on tying compensation to corporate performance. The retention of top talent and the achievement of corporate objectives measure the effectiveness of our compensation program.

The Company's financial performance for Fiscal 2025 included an increase in orders of 5.6 percent to $781.3 million as compared to $740.1 million in Fiscal 2024. Financial metrics for Fiscal 2025 included a negative 2.0 percent return on assets and a negative 4.2 percent return on beginning stockholders' equity. Operating margin was 4.4 percent as a percent of sales for Fiscal 2025 as compared to 10.6 percent as a percent of sales for Fiscal 2024. The executive compensation plan is designed to put a significant portion of executives’ compensation at risk based on the company’s performance, with the annual incentive compensation dependent on the key financial metric of the company’s operating margin and with the long-term incentive equity grants vesting over time to vary the value as the stock price changes.

Role of Compensation Committee, Philosophy and Objectives. The Compensation Committee has the responsibility for guiding our executive compensation philosophy and overseeing the design of our executive compensation programs. In arriving at the appropriate levels of pay and incentive opportunities, the Compensation Committee reviews our compensation philosophy and trends in our peer group to assure that our executive compensation program is competitive to effectively recruit and retain talented members of management, focus our executives to achieve short- and long-range corporate objectives, and align the interests of the executives with the interests of our stockholders.

The Compensation Committee bases its executive compensation decisions on the following philosophies:

•	Executive compensation should be appropriate to recruit and retain high-performing executives successfully, taking into account executive pay at comparable companies and our pay practices for non-executive employees.

•	An individual executive's compensation should be based on the executive's responsibility level, capability and performance.

•	The executive team's compensation should include a significant component that is based on the Company's overall financial performance to encourage the executive team to focus on the overall success of the Company.

•	Our executives should receive few perquisites, if any, other than those provided to all employees.
The Compensation Committee annually reviews each executive's compensation. The Compensation Committee has determined that our executives' compensation will include base salary, non-equity-based incentive compensation, and equity-based incentive compensation. We view the various components of compensation as related but distinct.

We determine the appropriate level for each executive compensation component based in part, but not exclusively, on the following factors:

•	internal fairness;

•	individual performance;

•	the executive compensation paid by other companies with which we compete for executive talent; and

•	Company performance.
The base salary reflects the pay the Compensation Committee believes is appropriate for each executive's responsibility, capability and performance. The non-equity-based incentive compensation is designed to focus the executive team on the goals and objectives, which focus on growth in revenue and reductions in costs in order to achieve and sustain a target operating margin. The Compensation Committee has not adopted any formal policies or guidelines for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation, although it has a preference for a material amount of "at risk" compensation, the amount of which is based on our financial results. The equity-based compensation plan is designed to encourage executives to also own shares of Common Stock in the Company and thereby align executives' interests with our stockholders' interests.

The Compensation Committee considers both internal equity and market competitiveness. We compare executive pay to the compensation of other key managers and employees at the Company. As described below, we also compare overall executive compensation to comparison companies and to salary database information. The Compensation Committee believes that equitable and competitive compensation, as well as leader development and promotion-from-within, are essential to retain high-performing executives. Our currently employed Named Executive Officers have an average of 32.6 years of experience with Daktronics.

For Fiscal 2025, our Named Executive Officers were
•Bradley T. Wiemann, Interim President and CEO and Former Executive Vice President;
•Reece A. Kurtenbach, Former Chair, President and CEO;
•Howard I. Atkins, Acting Chief Financial Officer and Chief Transformation Officer;
•Sheila M. Anderson, Chief Data and Analytics Officer and Former Chief Financial Officer;
•Matthew J. Kurtenbach, Vice President of Manufacturing; and
•Carla S. Gatzke, Vice President of Human Resources and Secretary.

Elements of Compensation
For Fiscal 2025, the principal components of our executive compensation program consisted of the following, each of which is addressed below in greater detail: base salary, non-equity-based incentive compensation (“Annual Incentive”), equity-based compensation, and post-employment compensation and other benefits.

Base Salary. The base salary reflects each executive's responsibility, capability and performance. Base salary is determined based on the benchmarking data for the executive's responsibilities, the executive's experience, and the executive's performance and the impact of such performance on our business results. The base salary component is designed to attract and retain executives.

The Compensation Committee also takes into account the Company's financial performance, and it has in the past limited executive pay changes based on business or economic conditions. The Compensation Committee also considers the recommendations of the CEO for other Named Executive Officers.

Non-Equity-Based Incentive Compensation. The purpose of our non-equity-based incentive compensation plan is to focus the executive team on the Company-wide goals and objectives of growth in revenue and reductions in costs in order to achieve and sustain a target operating margin. The non-equity-based incentive compensation plan is a formula-based variable cash compensation plan, with no payouts if operating margin is less than 2.5 percent, targeted payouts at a 10 percent operating margin, and maximum payouts at a 12.5 percent operating margin. The targeted level of variable cash compensation varies from an amount equal to five months of base salary to nine months of base salary for each executive officer, with the exception of Reece Kurtenbach, whose target level of variable cash compensation for under the Fiscal 2025 compensation program was 12 months of base salary. The maximum level of the variable cash compensation is 120 percent of the targeted level of variable cash compensation.

In designing the Fiscal 2025 Annual Incentives for our NEOs, including the performance measure, the Compensation Committee took into account other non-equity-based incentive compensation plans at comparable companies, as well as the Compensation Committee's preference for a material level of executive compensation that varies with the Company's performance. The Compensation Committee selected the operating margin measure for the formula because it believes the operating margin measure is the most appropriate indicator of performance that will drive long-term stockholder value, and it is consistent with our corporate strategies.

The various payout percentages based on operating margins are as follows:

Operating Margin	Percentage of Targeted Non-equity Incentive Compensation
Less than 2.5%	—
2.5 to 5.0%	0.0 to 25.0%
5.0 to 7.5%	25.0 to 60.0%
7.5 to 10.0%	60.0 to 100.0%
10.0 to 12.5%	100.0 to 120.0%

Accordingly, for Fiscal 2025, a NEO’s Annual Incentive was calculated based on the following formula:

[Base Salary] x [Target Percentage] x [((-Minimum Operating Margin + Operating Margin Percentage Attained)/Change between Min and Max Operating Margin) x (Difference in Variable Compensation Table)] = [Bonus Payout]

We follow applicable laws and regulations and our Clawback Policy regarding the recovery of amounts paid through non-equity-based, equity-based, and other forms of incentive-based compensation, and profits realized from the sale of securities resulting from any misconduct on the part of a Named Executive Officer.

During Fiscal 2025, the Named Executive Officers were eligible for non-equity-based incentive compensation if the maximum payout of 120 percent of target was achieved as follows: Reece A. Kurtenbach - 90 percent of his base salary; Sheila M. Anderson - 65 percent of her base salary; Carla S. Gatzke - 50 percent of her base salary; Bradley T. Wiemann - 65 percent of his base salary; and Matthew J. Kurtenbach - 65 percent of his base salary. The Fiscal 2025 attainment percentage was 19 percent. There was a total of $119,792 of non-equity-based incentive compensation for Named Executive Officers in Fiscal 2025, $1,080,981 in Fiscal 2024, and none for the fiscal year ended April 29, 2023 (“Fiscal 2023”).

Equity-Based Compensation. Grants of equity awards offer long-term incentives to our executives and align the interests of employees more closely with those of our stockholders.

Each year, the Board, based on recommendations of the Compensation Committee, determines the number of shares of Common Stock that may be subject to equity awards for all employees, including the Named Executive Officers. The total number of shares subject to equity awards has been constrained by the Board’s intent to limit expense and dilution to stockholders. The Compensation Committee allocates equity grants to the Named Executive Officers, and the CEO allocates equity grants to other selected employees.

The Compensation Committee also considers trends in equity-based compensation, the mix of the type of equity grants, and the number of our shares that are available for equity grants. The Compensation Committee and the Board also generally follow a practice of allocating similar equity grants to each of the Named Executive Officers. The allocation to the Named Executive Officers is based on historical grants, the value of past grants, and the Company’s performance, all of which are subject to the objectives listed under the section of this Proxy Statement entitled "Compensation Discussion and Analysis - Role of Compensation Committee, Philosophy and Objectives."

For Fiscal 2025, the Compensation Committee determined that each Named Executive Officer would be allocated equity grants for approximately 3,516 shares of Common Stock, with a ratio of 1.85-to-1 of incentive stock options to restricted stock units. The Compensation Committee determined that Reece A. Kurtenbach should receive a grant of approximately twice the amount of the other Named Executive Officers to facilitate his ownership of additional stock of the Company as the CEO and to reflect a ratio of grants to the CEO compared to the grant to Named Executive Officers that is more similar to the ratio in the benchmarking data. The Compensation Committee determined that the valuation of the equity grants, based on the grant date fair value as determined under ASC 718, would be limited to approximately $1.3 million for all employees, including the Named Executive Officers. The value of the restricted stock units was equal to 100.0 percent of the value of the stock options for executives, as determined under the fair value provisions of ASC 718. For Fiscal 2025, all equity grants to employees were made under the 2020 StoPlan (the "2020 Plan").

The Board and the Compensation Committee approve equity grants for Named Executive Officers and other employees annually in their summer meetings to coincide with the director equity grants and the annual meeting of stockholders. Equity awards are not typically granted at other times of the year for employees. The exercise price of all stock options granted is equal to the fair market value of the Common Stock as reported on The Nasdaq Global Select Market on the date of grant, which is defined in the 2020 Plan as the closing price of the Common Stock as reported on The Nasdaq Global Select Market on the date of grant. All options also contain five-year vesting provisions, with 20 percent of the shares underlying the stock option vesting each year following the date of grant. The restricted stock units also contain a five-year vesting provision, with 20 percent of the restricted stock units vesting each year following the date of grant.

Post-Employment Compensation and Other Benefits. Our Named Executive Officers are eligible for all benefits generally available to our full-time employees. We do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees. A summary of the additional post-employment compensation and other benefits available to our Named Executive Officers is set forth below.

Employee Retention and Protection Plan

As disclosed elsewhere in this Proxy Statement and in our other reports filed with the SEC, the Board adopted the Daktronics, Inc. Employee Retention and Protection Plan (the “Original Retention Plan”) on March 5, 2025 and the Daktronics, Inc. Amended and Restated Employee Retention and Protection Plan, which amends and restates the Original Retention Plan, on June 23, 2025 (the “Amended Retention Plan”). The Amended Retention Plan promotes retention of the Named Executive Officers and other key employees by providing them with certain severance protections and benefits. For details regarding the Retention Plan and other post-termination compensation payable to our NEOs under certain conditions during Fiscal 2025, please refer to the “Potential Payments upon Termination or Change in Control” section of this Proxy Statement.

Retirement Savings Plans

All employees, including the Named Executive Officers, are entitled to participate in the 401(k) Plan, which is qualified under Section 401(k) of the Code. At the discretion of the Board, we may make matching contributions equal to a percentage of the salary deduction contributions or other discretionary amounts. We paid $3.5 million, $3.2 million, and $3.0 million in Fiscal 2025, Fiscal 2024, and Fiscal 2023, respectively in matching contributions. Contributions to the 401(k) Plan on behalf of the Named Executive Officers are included in the table entitled "Summary Compensation Table – Fiscal 2025."

Employee Stock Purchase Plan

All employees, including the Named Executive Officers, are entitled to participate in the Daktronics, Inc. Employee Stock Purchase Plan ("ESPP"), which is intended to qualify under Section 423 of the Code. The ESPP allows employees to purchase shares of Common Stock, subject to annual and ownership limitations, at a price equal to 85 percent of the lower of the fair market value of the Common Stock at the beginning or the end of each six-month offering period.

Retention RSU Awards
To incentivize retention throughout the executive transition, the Board approved Retention Restricted Stock Unit Agreement (the “Retention RSU Agreement”) providing for a grant of restricted stock units (“RSUs”) and RSU grants to certain executive officers of the Company (“Retention RSU Grants”). The Retention RSU Grants were awarded to the recipients discussed below pursuant to the terms of the Retention RSU Agreement and the 2020 Plan, effective as of the close of business March 5, 2025.

Under the Retention RSU Agreement, one-third of the RSUs will vest on each of the first, second, and third anniversaries of the Vesting Commencement Date (as such date is specified in the applicable Retention RSU Agreement), so long the recipient remains continuously employed by the Company or a subsidiary of the Company through each such vesting date. If and to the extent vested, each RSU under the Retention RSU Agreement represents the right to receive one share of Common Stock. Under the Retention RSU Agreement, if the recipient is terminated prior to the vesting of all of the RSUs (but after giving effect to any accelerated vesting as determined elsewhere in the Retention RSU Agreement, the 2020 Plan, the Retention Plan, or otherwise), any unvested RSUs will generally terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company. In addition, the RSUs shall become immediately and fully vested upon a Change in Control Termination (as defined in the 2020 Plan). RSUs under the Retention RSU Agreement do not participate in dividends.

The NEOs that received Retention RSU Grants are identified below, along with the number of shares of Common Stock that are subject to each grant.

Retention RSU Grant Recipients

RSU Recipient	Intended Value of the RSU Grant
Sheila M. Anderson, Chief Data and Analytics Officer	$200,040
Matthew J. Kurtenbach, Vice President	$198,000
Carla S. Gatzke, Vice President and Secretary	$180,000

The number of RSUs subject to each Retention RSU Grant was calculated by dividing (x) the intended value of the applicable RSU Grant by (y) $14.33, the closing price of Common Stock on March 4, 2025.

Retention Payment – Ms. Anderson

On March 3, 2025, in recognition of her efforts to perform multiple roles within the Company’s management team at various periods throughout Fiscal 2025 and for services rendered in the role of principal accounting officer of the Company in connection with the preparation and filing of the Form 10-K, the Company awarded Ms. Anderson a lump-sum discretionary bonus, paid in cash, in the amount of $50,000.

Role of Executive Officers in Compensation Decisions. Our CEO and Vice President of Human Resources present to the Compensation Committee their recommendations for the salary, non-equity-based incentive compensation, and equity-based compensation grants for the Named Executive Officers. The Compensation Committee considers these recommendations and accepts or adjusts them, in whole or in part. The CEO and Vice President of Human Resources are not present for the discussions or determinations about their own compensation, but they generally participate in the discussions regarding other executive officers’ compensation. The Chair of the Compensation Committee presents the Compensation Committee’s findings regarding compensation for executive officers to the Board. Based on such input, the Board reviews and generally approves and adopts the Compensation Committee's recommendations regarding the executives' compensation plan.

Benchmarking. In making decisions regarding elements and amounts of compensation, the Compensation Committee considers the compensation paid to executive officers at similar levels and responsibilities. These are public companies in our geographical area with revenues of between $450 million and $2.0 billion and with a focus on manufacturing or technology. The Compensation Committee also takes into account compensation and market data applicable to closely-related industries, whose headquarters are in the United States, and whose revenues are within the peer group range listed above.
The following list sets forth the companies comprising our peer group list:

Apogee Enterprises, Inc.	Hawkins, Inc.	Johnson Outdoors Inc
Badger Meter, Inc.	LSI Industries	Manitowoc Co Inc.
Bio-Techne Corporation	Tennant Company	Proto Labs Inc.
Douglas Dynamics Inc	Lindsay Corporation	Strattec Security Corp.
Graco, Inc.	Enerpac Tool Group Corp.	Mayville Engineering Co Inc.

The Compensation Committee also considers compensation data from the Economic Research Institute, which takes into consideration company size, geography, base salary and variable cash compensation but excludes equity incentive compensation information.

The Compensation Committee believes that the Company's executive compensation is sufficiently conservative so as not to require an external consultant opinion in making pay decisions.

Accounting and Tax Treatment
We account for equity-based compensation paid to employees under ASC 718, which requires us to estimate and record an expense over the service period of the award. Thus, we may record an expense in one year for awards granted in earlier years. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

With respect to option awards, we generally can deduct the gain recognized by employees and Directors from the exercise of non-qualified options. However, to the extent that an option is an incentive stock option, we cannot deduct the gain recognized by the optionee upon exercise of the option if there is no disqualifying disposition by the optionee.

With respect to restricted stock awards, we generally can deduct the fair market value of the shares vested on the vesting date. Alternatively, if the recipient were to make an election under Section 83(b) of the Code, we would be entitled to a deduction on the date of grant equal to the value of the restricted stock on the date of grant.

Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to any “covered employee.” Covered employees include a company’s principal executive officer, principal financial officer, the three other most highly compensated executive officers, and any individual who was a covered employee for any taxable year beginning after December 31, 2016. Once an executive is a covered employee, they remain subject to this limitation indefinitely, even if they are no longer serving in that role. For taxable years beginning after December 31, 2026, the American Rescue Plan Act expands the definition of covered employees to include the next five highest-compensated employees, even if such employees are not executive officers. Unlike other covered employees, these additional employees will be subject to the Section 162(m) limitation only for the tax years in which they qualify among the top five highest-compensated employees. Effective for tax years beginning after December 31, 2025, amendments made by the One Big Beautiful Bill Act, enacted on July 4, 2025, will require us to aggregate compensation paid by members of our controlled group, if applicable, when applying the $1 million limitation. This will require coordination of deduction limits across affiliates. We are currently evaluating the potential impact of this aggregation requirement on our ability to deduct executive compensation across our controlled group. The performance-based compensation exception previously available under Section 162(m) was eliminated for most awards made after November 2, 2017. To the extent any legacy awards remain eligible for transition relief under rules promulgated prior to the adoption of the Tax Cuts and Jobs Act of 2017, we monitor and maintain records to ensure continued compliance with applicable requirements. Our Board and Compensation Committee may, in their judgment, authorize compensation payments that exceed the deductibility limits under Section 162(m) when they believe that such payments are appropriate to attract, retain, and reward executive talent, regardless of deductibility.

Fiscal 2026 Compensation Changes

On June 23, 2025, the Board approved an executive compensation program for Fiscal 2026 (the “2026 Program”). The central purposes of the 2026 Program are to: (i) support the recruitment and retention of high-performing executives; (ii) encourage leadership to drive transformational corporate performance; (iii) strengthen the alignment between executive compensation and the Company’s performance; and (iv) align executives’ interests with the best interests of the Company and its stockholders.

The 2026 Program currently applies to all of the “Covered NEOs” (as defined below). It does not apply to the Company’s Interim Chief Executive Officer, Bradley T. Wiemann, or the Acting Chief Financial Officer, Howard I. Atkins, whose compensation arrangements are set forth in their respective offer letters and equity award agreements. A summary of the material compensation terms for fiscal year 2026 for each of Messrs. Wiemann and Atkins is discussed in the “Executive Compensation: Employment, Severance, and Change in Control Arrangements” section of this Proxy Statement. Except as otherwise set forth below, the 2026 Program is materially consistent with the compensation program for Fiscal 2025.

Annual Incentive Awards

Under the 2026 Program, the Covered NEOs will be eligible to earn an Annual Incentive based on three performance measures: (i) the Company’s revenue for Fiscal 2026 (weighted at 30%); (ii) the Company’s operating margin for Fiscal 2026 (weighted at 50%); and (iii) performance measures specific to each Covered NEO (weighted at 20%). The CEO will recommend for approval by the Compensation Committee of the Board the individual performance objectives for each Covered NEO under his or her Annual Incentive, including but not limited to strategic initiatives, operational goals, and non-financial factors, and will evaluate each Covered NEO’s performance against those objectives.

Annual Incentive payouts to the Covered NEOs will be made in cash and range from 25% of target (threshold performance) to 150% of target (maximum performance). No Annual Incentive payout will be made for a given performance goal if the attainment for such goal falls below the threshold level. For individual performance results between threshold and target levels, and between target and maximum levels, the Annual Incentive payouts will be determined by linear interpolation.

Annual Incentive award opportunities under the 2026 Program for each of the Named Executive Officers (the “Covered NEOs”), expressed as a percentage of such Covered NEO’s base salary, are listed below:

Name	Positions with the Company	Target Percentage
Sheila M. Anderson	After October 21, 2024 - Chief Data and Analytics Officer Before March 5, 2025 - Chief Financial Officer and Treasurer	55%
Matthew J. Kurtenbach	Vice President of Manufacturing	55%
Carla S. Gatzke	Vice President of Human Resources and Secretary	45%

Long-Term Incentive Awards

Under the 2026 Program, the values of the long-term incentive awards have been adjusted to more closely align with market practice. In addition, performance stock units (“PSUs”) that vest based on the attainment of certain financial performance measures of the Company during a three-year performance period (the “PSU Performance Period”) have been introduced to strengthen the connection between executive compensation and long-term stockholder value. For the Fiscal 2026 long-term incentive awards, each Covered NEO will receive an award with a target value equal to 50% of the Covered NEO’s base salary, with 25% of such award in the form of PSUs and 75% of the award in the form of RSUs. This allocation ratio is subject to adjustment by the Board from time to time.

PSUs are earned based on the Company’s profit growth (weighted at 60%) and revenue growth (weighted at 40%) during the PSU Performance Period. Earned PSUs cliff vest, if at all, on the third anniversary of the date of grant, and if earned, the number of PSUs earned range from 25% (threshold performance) to 150% (maximum performance) of the Covered NEO’s target opportunity. RSUs awarded under the 2026 Program vest pro rata over a three-year period beginning on the grant date, so long as the Covered NEO remains continuously employed by the Company or a subsidiary of the Company through each such vesting date. The terms and conditions of RSU awards under the 2026 Program are materially consistent with those previously disclosed and set forth in the CD&A.

Amended Retention Plan

On June 23, 2025, the Board approved the Amended Retention Plan, which amended and restated the benefits and other terms applicable to our NEOs under the Original Retention Plan. Under the Amended Retention Plan, the Severance Multiplier (as defined in the Amended Retention Plan) used to calculate the cash severance payment for each Covered NEO is: (i) if a Qualifying Termination (as defined in the Amended Retention Plan) of the Covered NEO occurs within 18 months following the start date of a new CEO, 1.5x of the Covered NEO’s base salary plus target annual bonus; (ii) if a Qualifying Termination of the Covered NEO occurs within 12 months following a Change in Control (as defined in the Amended Retention Plan), 2x of the Covered NEO’s base salary plus target annual bonus; and (iii) in all other cases, 1.0x of the Covered NEO’s base salary plus target annual bonus. In addition, in the event of a Qualifying Termination: (a) all RSUs and Options (as defined in the Amended Retention Plan) held by the Covered NEOs as of the date of the Qualifying Termination (the “Termination Date”) will immediately become fully vested as of the Termination Date; (b) any Options that become vested pursuant to the Amended Retention Plan will become exercisable as of the Termination Date, subject to the terms and conditions of the applicable award agreement; and (c) all outstanding and unvested PSUs held by the Covered NEOs as of the Termination Date will vest pro rata on the Termination Date based on the number of days remaining in the applicable PSU Performance Period, with the actual number of PSUs that vest to be determined based on actual performance levels after the end of such PSU Performance Period.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” (the “CD&A”) with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee,

John P. Friel, Chair
Dr. José-Marie Griffiths
Shereta D. Williams
Andrew D. Siegel
Peter Feigin

EXECUTIVE COMPENSATION

For the fiscal years ended April 26, 2025, April 27, 2024 and April 29, 2023, the following table sets forth information about compensation awarded to, earned by, or paid to our NEOs, which include our principal executive officer, principal financial officer, and our next three most highly compensated executive officers whose total compensation was greater than $100,000 for the fiscal year ended April 26, 2025.

SUMMARY COMPENSATION TABLE – FISCAL 2025

Name and Principal Position	Year	Salary($)	Bonus($) (5)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation($) (3)	All Other Compensation($)(4)	Total($)
Bradley T. Wiemann(6)	2025	$331,185	$41,538	$26,945	$—	$27,788	$10,350	$437,806
Interim President and CEO	2024	306,515	—	12,116	12,116	180,842	9,114	520,703
	2023	297,515	—	7,550	16,313	4,930	8,442	334,750
Reece A. Kurtenbach(7)(10)	2025	534,306	—	26,945	26,919	—	690,563	1,278,733
Former President and CEO	2024	506,792	—	24,241	24,237	415,346	9,900	980,516
	2023	491,400	—	16,308	35,039	11,286	9,150	563,183
Howard I. Atkins(8)(14)	2025	96,923	225,000	84,989	—	—	577,775	984,687
Acting Chief Financial Officer and Chief Transformation Officer
Sheila M. Anderson(9)(11)	2025	333,400	50,000	213,512	13,460	34,207	10,350	654,929
Chief Data and Analytics Officer and Former Chief Financial Officer	2024	327,515	—	12,116	12,116	192,999	6,900	551,646
	2023	314,985	—	7,550	16,313	5,272	6,536	350,656
Matthew J. Kurtenbach(12)	2025	311,692	—	224,945	—	33,858	10,350	580,845
Vice President	2024	296,115	—	12,116	12,116	174,822	9,020	504,189
	2023	287,115	—	7,550	16,313	4,761	8,613	324,352
Carla S. Gatzke(13)	2025	273,715	—	193,472	13,460	23,940	10,350	514,937
Vice President and	2024	252,738	—	12,116	12,116	116,972	7,862	401,804
Secretary	2023	244,292	—	7,550	16,313	3,113	7,329	278,597

(1)
Consists of restricted stock units granted under the 2020 Plan for Fiscal 2023, Fiscal 2024, and Fiscal 2025. In accordance with ASC 718, the amount is calculated based on the grant date fair value of the award. Refer to “Note 10. Stockholders’ Equity and Share-Based Compensation” of the Notes to our Consolidated Financial Statements included in the Form 10-K for a discussion of the assumptions used in calculating the amounts under ASC 718.

(2)
Consists of stock options granted under the 2020 Plan for Fiscal 2023, Fiscal 2024, and Fiscal 2025. The value of the option awards is calculated based on the grant date fair value of the award in accordance with ASC 718. Refer to “Note 10. Stockholders’ Equity and Share-Based Compensation” of the Notes to our Consolidated Financial Statements included in the Form 10-K for a discussion of the assumptions used in calculating the amount under ASC 718.

(3)
The amounts in this column reflect the total variable cash compensation paid to the Named Executive Officers under the non-equity-based incentive compensation plan. As explained in the CD&A section of this Proxy Statement, non-equity-based incentive compensation payments are based upon the achievement of certain operating margin targets for Fiscal 2023, Fiscal 2024, and Fiscal 2025.

(4)	Consists of matching contributions made by us to the applicable NEO, except for Howard I. Atkins, under the 401(k) Plan, which is intended to qualify under Section 401(k) of the Code.

(5)	Bonuses are related to the management transition that occurred effective March 5, 2025. The amounts reported in this column include: (i) for Mr. Atkins, a lump-sum cash bonus paid in connection with his appointment as Acting Chief Financial Officer and Chief Transformation Officer; (ii) for Ms. Anderson, a lump-sum cash discretionary bonus paid in recognition of services rendered in her capacity as principal accounting officer for Fiscal 2025 in connection with the preparation and filing of the Form 10-K; and (iii) for Mr. Wiemann, a lump-sum cash bonus paid in connection with his appointment as Interim President and CEO.

(6)	Bradley T. Wiemann was named Interim President and CEO on March 5, 2025. Previously Mr. Wiemann served as Executive Vice President.

(7)	Reece A. Kurtenbach resigned from his position as President and CEO on March 5, 2025.

(8)	Howard I. Atkins was named Acting Chief Financial Officer and Chief Transformation Officer on March 5, 2025. Mr. Atkins was not a NEO prior to Fiscal 2025, and therefore, only information related to compensation received during Fiscal 2025 is presented.

(9)	Sheila M. Anderson was named Chief Data and Analytics Officer on October 21, 2024. Ms. Anderson served as Chief Financial Officer until March 5, 2025.

(10)	Reece A. Kurtenbach’s “All Other Compensation” consists of $10,350 in 401(k) Plan matching contributions paid by the Company and $680,213 from early acceleration of stock options. For further information, regarding the acceleration of stock options pursuant to the Separation Agreement, see “Executive Compensation – Employment, Severance, and Change in Control Arrangements.”

(11)	Sheila M. Anderson’s “Stock Awards” includes a Retention RSU Grant of $200,040. For further information, see “CD&A - Retention RSU Awards.”

(12)	Matthew J. Kurtenbach’s “Stock Awards” includes a Retention RSU Grant of $198,000. For further information, see “CD&A - Retention RSU Awards.”

(13)	Carla S. Gatzke’s “Stock Awards” includes a Retention RSU Grant of $180,000. For further information, see “CD&A - Retention RSU Awards.”

(14)	Howard I. Atkins’s “All Other Compensation” includes compensation paid for services rendered as a Director during Fiscal 2025, which amount is comprised of: (i) $492,775 in fees earned or paid in cash, which fees consisted of (a) $53,750 paid for his service as a Director, (b) $89,025 paid for his service as member of Board committees, and (c) a one-time $350,000 retainer fee awarded for his service as Chairperson of the Temporary Special Committee; and (iv) $85,000 paid in the form of stock awards.

The following table sets forth information regarding grants of plan-based awards to the Named Executive Officers during Fiscal 2025:

GRANTS OF PLAN-BASED AWARDS — FISCAL 2025

	Estimated future payouts under non-equity incentive plan awards(1)				All other stock awards: number of shares of stock or units	All other option awards: number of securities underlying options	Exercise or base price of option awards	Grant date fair value of stock and option
Name	Threshold ($)	Target ($)	Maximum ($)	Grant Date	(#)(2)	(#) (3)	($/share)(4)	awards ($) (5)
Bradley T. Wiemann	41,085	164,342	197,210	9/9/2024	2,270	—	11.87	$25,000
				3/5/2025	20,935	—	14.33	300,000
Reece A. Kurtenbach	94,050	376,200	451,440	9/9/2024	2,270	4,180	11.87	50,000
				3/5/2025	4,186	—	14.33	59,985
Howard I. Atkins	—	—	—	9/9/2024	7,160	—	—	—
				3/5/2025	10,467	—	14.33	149,992
Sheila M. Anderson	43,929	175,717	210,860	9/9/2024	1,135	2,090	11.87	25,000
				3/5/2025	13,959	—	14.33	200,040
Matthew J. Kurtenbach	39,677	158,708	190,450	9/9/2024	2,270	—	11.87	25,000
				3/5/2025	13,817	—	14.33	198,000
Carla S. Gatzke	25,938	103,750	124,500	9/9/2024	1,135	2,090	11.87	25,000
				3/5/2025	12,561	—	14.33	180,000

(1)	Consists of variable cash compensation under our annual non-equity-based incentive compensation plan. The amounts reflect the minimum payment level, the target payment level, and the maximum payment level under the plan. For additional information concerning our annual non-equity-based compensation plan, refer to the CD&A.

(2)
Consists of restricted stock units granted to the Named Executive Officers in Fiscal 2025 under the 2020 Plan. The units vest as to 20 percent of the shares one year after the date of grant and as to an additional 20 percent in each succeeding year, but only if the Named Executive Officer is then an employee of the Company.

(3)
Consists of options granted to the Named Executive Officers in Fiscal 2025 under the 2020 Plan. The options vest and become exercisable as to 20 percent of the shares one year after the date of grant and as to an additional 20 percent in each succeeding year, but only if the Named Executive Officer is then an employee of the Company.

(4)	The exercise price of all options was equal to the closing price of the Common Stock as quoted on The Nasdaq Global Select Market on the date of grant as provided in the 2020 Plan.

(5)
Represents the full grant date fair value determined pursuant to ASC 718 as reflected in our financial statements, based on the number of shares subject to the options and restricted stock unit awards granted and the closing price of the Common Stock as quoted on The Nasdaq Global Select Market on the date of grant, which was $11.87 per share on September 9, 2024 and $14.33 per share on March 5, 2025.

The following table sets forth information about unexercised options and restricted stock units that have not vested that were held at April 26, 2025 by the Named Executive Officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — FISCAL 2025

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Bradley T. Wiemann	9/3/2015	7,500	—	8.51	09/03/25	—	—
	9/1/2016	7,500	—	9.57	09/01/26	—	—
	8/31/2017	7,500	—	9.63	08/31/27	—	—
	9/5/2019	1,250	—	7.47	09/05/29	—	—
	9/30/2020	2,500	2,500	4.11	09/03/30	—	—
	9/2/2021	1,250	2,500	5.66	09/02/31	—	—
	9/8/2022	2,250	6,750	3.02	09/08/32	—	—
	9/11/2023	457	1,829	9.85	09/11/33	—	—
		—	—	—	—	27,189	341,494
Howard I. Atkins		—	—	—	—	17,627	221,396
Sheila M. Anderson	9/3/2015	7,500	—	8.51	09/03/25	—	—
	9/1/2016	7,500	—	9.57	09/01/26	—	—
	8/31/2017	7,500	—	9.63	08/31/27	—	—
	9/6/2018	6,250	—	7.83	09/06/28	—	—
	9/5/2019	6,250	—	7.47	09/05/29	—	—
	9/30/2020	10,000	2,500	4.11	09/03/30	—	—
	9/2/2021	3,750	2,500	5.66	09/02/31	—	—
	9/8/2022	4,500	6,750	3.02	09/08/32	—	—
	9/11/2023	457	1,829	9.85	09/11/33	—	—
	9/9/2024	—	2,090	11.87	09/09/34	—	—
		—	—	—	—	19,078	239,620
Matthew J. Kurtenbach	9/30/2020	—	2,500	4.11	09/03/30	—	—
	9/2/2021	—	2,500	5.66	09/02/31	—	—
	9/8/2022	—	6,750	3.02	09/08/32	—	—
	9/11/2023	—	1,829	9.85	09/11/33	—	—
		—	—	—	—	20,071	252,092
Carla S. Gatzke	9/3/2015	6,870	—	8.51	9/3/2025	—	—
	9/1/2016	6,870	—	9.57	9/1/2026	—	—
	8/31/2017	6,870	—	9.63	8/31/2027	—	—
	9/6/2018	6,250	—	7.83	9/6/2028	—	—
	9/5/2019	6,250	—	7.47	9/5/2029	—	—
	9/30/2020	10,000	2,500	4.11	9/3/2030	—	—
	9/2/2021	3,750	2,500	5.66	9/2/2031	—	—
	9/8/2022	4,500	6,750	3.02	9/8/2032	—	—
	9/11/2023	457	1,829	9.85	9/11/2033	—	—
	9/9/2024	—	2,090	11.87	9/9/2034	—	—
		—	—	—	—	17,680	222,061

(1)	All options vest in equal installments over five years beginning one year after the grant date, but only if the Named Executive Officer is then an employee of the Company, and expire after 10 years.

(2)	Restricted stock units vest as to 20 percent of the shares one year after date of grant and as to an additional 20 percent in each succeeding year, but only if the Named Executive Officer is then an employee of the Company.

(3)
Determined by multiplying the Company's $12.56 per share closing price of its Common Stock as reported on The Nasdaq Global Select Market on April 25, 2025, which was the last business day of Fiscal 2025, by the number of shares subject to the award.

The following table sets forth information regarding the exercise of stock options by and the vesting of restricted stock units during Fiscal 2025 for the Named Executive Officers:

OPTION EXERCISES AND STOCK VESTED – FISCAL 2025

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Bradley T. Wiemann	7,500	2,179	2,246	35,577
Reece A. Kurtenbach	30,000	161,639	8,998	127,270
Howard I. Atkins	—	—	6,319	100,093
Sheila M. Anderson	7,500	16,050	2,246	35,577
Matthew J. Kurtenbach	48,957	310,716	2,246	35,577
Carla S. Gatzke	—	—	2,246	35,577

(1)	Consists of the difference between the closing price of the Common Stock on the date of exercise and the per share exercise price of the option multiplied by the number of shares acquired upon exercise.

(2)	Consists of the number of shares vested multiplied by the market value of the shares of Common Stock as of the vesting date.

GRANTS OF CERTAIN EQUITY AWARDS CLOSE IN TIME TO THE RELEASE OF CERTAIN MATERIAL NONPUBLIC INFORMATION

No off-cycle stock option awards were granted to NEOs in Fiscal 2025. During Fiscal 2025, we did not grant equity awards to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for NEO grants in Fiscal 2025

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information as of April 26, 2025 with respect to our equity compensation plans:

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2015 Stock Incentive Plan	268,244	8.59	—
2020 Stock Incentive Plan	632,385	4.59	1,381,079
Employee Stock Purchase Plan(1)	Not Applicable	Not Applicable	1,071,468
Total	900,629	$5.78	2,452,547

(1)	Under the ESPP, shares are acquired at the time of investment by the participating employees at the applicable discount.

EMPLOYMENT, SEVERANCE, AND CHANGE IN CONTROL ARRANGEMENTS

Except as otherwise described below with respect to Bradley T. Wiemann, Howard I. Atkins and Reece A. Kurtenbach, we do not have employment agreements with any of our NEOs, and all of our NEOs are employed at-will.

Bradley T. Wiemann

Offer Letter

Effective March 5, 2025, the Company entered into an Offer Letter with Mr. Wiemann memorializing the terms of his role as interim President and Chief Executive Officer of the Company (the “Wiemann Offer Letter”). Pursuant to the Wiemann Offer Letter, Mr. Wiemann:
•receives cash compensation at a monthly rate of $60,000, less applicable taxes and withholdings;
•received a one-time grant of RSUs under the 2020 Plan with a grant date fair value of approximately $300,000 (the “Interim CEO RSU Grant”); and
•receives benefits that are made generally available to the Company’s executives, subject to the terms of the applicable benefit plans and programs.

All of the RSUs under the Interim CEO RSU Grant will become fully vested on the date that the Board appoints a new CEO, provided that Mr. Wiemann remains continuously employed by the Company or a subsidiary of the Company until the date of such appointment. The number of RSUs subject to the Interim CEO RSU Grant was calculated by dividing (x) $300,000 by (y) $14.33, the closing price of the Company’s no par value common stock on March 4, 2025. Mr. Wiemann is not eligible to receive an Annual Incentive.

In connection with Mr. Wiemann’s appointment to his current role, he also received a lump-sum signing bonus, paid in cash, in the amount of $41,538.

Termination Agreement

On August 1, 2025, the Company entered into a Termination Agreement and General Release of Claims (the “Termination Agreement”) with Mr. Wiemann. Pursuant to the Termination Agreement, Mr. Wiemann will: (i) continue to serve as the Company’s Interim President and Chief Executive Officer through the date that a new CEO begins employment with the Company; (ii) following the hire of the CEO, serve as an advisor to the CEO through a reasonable onboarding period as agreed to by the Board and the permanent CEO, or January 1, 2026, whichever is later (the “Transition Period”); (iii) retire at the end of the

Transition Period; (iv) upon his retirement or other termination without cause (“Qualifying Termination”), in consideration of a release of claims and subject to the terms and conditions of the Termination Agreement, receive certain severance benefits in the form of the accelerated vesting and cash settlement of Mr.Wiemann's restricted stock unit grant dated March 5, 2025 (the “Retention Grant”), plus an additional cash payment if necessary to ensure the cash payment for the Retention Grant is at least $300,000; and (v) receive certain benefit continuation payments equal to the monthly portion of the Company's group health plan premium for an active employee and reflecting the coverage elected by Mr. Wiemann immediately prior to the Qualifying Termination multiplied by twelve, as more fully as described in the Termination Agreement.

Howard I. Atkins

On March 3, 2025, the Board appointed Mr. Atkins Acting CFO and Chief Transformation Officer, effective as of the close of business March 5, 2025, pursuant to an Offer Letter with Mr. Atkins (the “Atkins Offer Letter”). Pursuant to the Atkins Offer Letter, Mr. Atkins:
•receives cash compensation at a monthly rate of $75,000, less applicable taxes and withholdings;
•received a lump-sum cash signing bonus of $225,000, less applicable taxes and withholdings;
•received a one-time grant of RSUs under the 2020 Plan, with a grant date fair value of approximately $150,000 (the “CFO RSU Grant”); and
•benefits that are made generally available to the Company’s executives, subject to the terms of the applicable benefit plans and programs.

All of the RSUs under the CFO RSU Grant will become fully vested on the date that the Board appoints a new Chief Financial Officer and Chief Transformation Officer, provided that Mr. Atkins remains continuously employed by the Company or a subsidiary of the Company until the date of such appointment. The number of RSUs subject to the CFO RSU Grant was calculated by dividing (x) $150,000 by (y) $14.33, the closing price of the Company’s no par value common stock on March 4, 2025. Mr. Atkins is not eligible to receive an Annual Incentive and does not continue to receive compensation as a non-employee member of the Board.

Reece A. Kurtenbach

Mr. Kurtenbach ceased to serve as the President and Chief Executive Officer of the Company, effective as of the close of business March 5, 2025 (the “Separation Date”), pursuant to the Separation Agreement and General Release by and between the Company and Mr. Kurtenbach (the “Separation Agreement”). Mr. Kurtenbach remains involved with the business in an advisory role supporting the Company’s digital transformation plan. Pursuant to the Separation Agreement, Mr. Kurtenbach also resigned his office of Chairman of the Board and agreed to resign from service as a member of the Board effective as of the date of appointment of a new CEO. In addition, subject to Mr. Kurtenbach’s compliance with certain restrictive covenants and the other terms and conditions of the Separation Agreement, Mr. Kurtenbach will receive the following consideration in accordance with the terms of the Separation Agreement:
•a severance payment of $1,800,000, less applicable taxes and withholdings, payable in substantially equal installments beginning on the Company’s first regularly scheduled payroll date that is 45 days following the Separation Date and ending on the regularly scheduled pay date occurring on or following the two-year anniversary of the initial severance payment date;
•additional cash payments equal to the cost necessary to maintain continued coverage under the Company’s group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for the 24-month period following the Separation Date, payable in substantially equal monthly installments on the company’s regular scheduled pay dates during the 24-month period following the Separation Date; and
•the vesting of the unvested stock option and restricted stock unit awards previously granted to Mr. Kurtenbach under the Company’s equity-based compensation plans that are outstanding immediately prior to the Separation Date (the “Outstanding Awards”) shall be partially accelerated such that each of the Outstanding Awards became vested as to the number of options or restricted stock units that would have vested on the first vesting date set forth in Outstanding Awards occurring after the Separation Date.

Effective as of the close of business March 5, 2025, the Company also entered into a Consulting Agreement with Mr. Kurtenbach (the “Consulting Agreement”), which provides that from March 5, 2025 to October 31, 2025, Mr. Kurtenbach will serve as a consultant to the CDAO or such other person that may be designated by the CDAO, in order to assist the Company with its business object modeling. Mr. Kurtenbach’s consulting services are provided on a weekly basis for approximately twenty (20) hours per week. The payments set forth in the Separation Agreement constitute the full compensation to Mr. Kurtenbach for his services under the Consulting Agreement. Mr. Kurtenbach is subject to certain restrictive covenants regarding confidentiality, non-competition and non-solicitation under the Separation Agreement.

Retention Plan
The Board adopted the Original Retention Plan on March 5, 2025 and the Amended Retention Plan on June 25, 2025, respectively, to promote retention and to ensure each Named Executive Officer and other participant of their valued status within the Company by providing certain severance benefits and protections. For more details regarding the Original Retention Plan, which was effective from the date of its adoption through the end of Fiscal 2025, and its impact on Fiscal 2025 compensation for our NEOs, please refer to the “Potential Payments Upon Change in Control” section of this Proxy Statement.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

Original Retention Plan
As disclosed elsewhere in this Proxy Statement, on March 5, 2025, the Board adopted the Original Retention Plan, which was in effect from the date of its adoption through the end of Fiscal 2025, to promote retention and to ensure each Named Executive Officer and other participant of their valued status within the Company by providing certain severance benefits and protections.

Under the Original Retention Plan, upon certain terminations of a NEO’s employment by the Company without “Cause” or by the NEO for “Good Reason” (such quoted terms as defined in the Original Retention Plan), then the Company will provide the NEO with the following severance payments and benefits, subject to the NEO’s execution and non-revocation of a release of claims, compliance with a restrictive covenant agreement, as applicable, and with respect to the COBRA Benefit (as defined below), timely and proper election of continuation coverage:

•a cash severance payment, paid in accordance with the Company’s normal payroll practices over the applicable severance period, in an amount calculated by multiplying the Participant’s applicable severance multiplier (1x for all Executive Officers and for all Non-Executive Officers, the amount set forth in the Participation Agreement) by the aggregate amount of NEO’s base salary plus target annual bonus award for the year of termination;
•a cash reimbursement, generally paid on a monthly basis, for continued coverage under the Company’s group health plans pursuant to COBRA (the “COBRA Benefit”) for the applicable Severance Benefits Period as defined in the Original Retention Plan;
•as applicable, a lump-sum cash payment or reimbursement made within 60 days following the applicable termination date, of any earned but unpaid salary, incurred but unreimbursed expenses, and other benefits to which the employee is entitled; and
•pro-rata acceleration of vesting of all outstanding Incentive Plan awards that the NEO holds at the applicable date of termination, with the pro-rata calculation based on the number of days within the service period satisfied on and prior to termination.

If the severance payments and benefits under the Original Retention Plan would trigger an excise tax for the NEO under Section 4999 of the Code, such NEO’s severance payments and benefits will be either reduced to a level at which the excise tax is not triggered or paid in full (which would then be subject to the excise tax), whichever results in the better net after-tax position to such NEO.

Post-Termination Compensation Table
The table below reflects the compensation that would be paid to each of Mr. Wiemann, Mr. Atkins, Ms. Anderson, Matthew J. Kurtenbach, and Ms. Gatzke in the event of termination of such Named Executive Officer's employment, and if applicable, any directorships held, with the Company. As discussed elsewhere in this Proxy Statement, Reece A. Kurtenbach stepped down as Chair, CEO, and President of the Company prior to the end of Fiscal 2025, and in accordance with applicable SEC rules, his post-termination compensation information was not included in the table below. Instead, the post-termination compensation actually paid to Reece A. Kurtenbach is disclosed in the “Executive Compensation - Employment, Severance, and Change in Control Arrangements” section of this Proxy Statement.

Pursuant to the 2020 Plan, if a NEO’s employment is terminated, or the NEO terminates his or her employment for Good Reason (as defined in the 2020 Plan), within 12 months following a Change in Control (as defined in the 2020 Plan) of the Company (either such event, a “Change in Control Termination”), all outstanding and unvested awards held by the NEO shall immediately vest, all restrictions on such awards shall immediately lapse, and each option granted to the NEO that is outstanding at such time shall become fully and immediately exercisable. The Daktronics, Inc. 2007 Stock Incentive Plan (the “2007 Plan”) and the Daktronics, Inc. 2015 Stock Incentive Plan (the “2015 Plan”) have expired, but there are awards outstanding under the 2007 Plan and 2015 Plan that are governed by their terms. Upon a NEO’s termination of employment for any reason, and consistent with our employment policies which apply to all employees, we are obligated to pay for accrued and unused vacation time, which would then be payable in a lump sum.

The amounts in the table shown assume that such termination was effective as of April 26, 2025, are estimates of the amounts which would be paid out to the Named Executive Officers upon the termination of their employment, include estimated amounts earned through such date, and are based on the following additional material assumptions:

Valuation of Common Stock. Calculations requiring a per share stock price are based on the closing price of $12.56 per share of our common stock on Nasdaq on April 25, 2025, which was the last business day of Fiscal 2025.

Restrictive Covenants. To the extent that that we have any post-termination compensation arrangement that requires any of our NEOs to execute a general release of claims in favor of Daktronics or to comply with the terms of any non-competition, non-solicitation, non-disparagement, confidentiality, or similar restrictive covenant as a condition to receiving post-termination compensation payments pursuant to such arrangement, we have assumed that the NEO has complied with all such requirements.

Lump-Sum Cash Payments. For all cash payments in the table, such payments are made in a lump sum except where otherwise noted.

No Equitable Measures Taken. The Compensation Committee is obligated to take certain limited measures specified under the 2020 Plan if necessary to protect the interests of NEOs upon a Change in Control, even without a Change in Control Termination. We believe that such measures would only be necessary under the 2020 Plan where the awards were not equitably converted or assumed by the acquiring corporation in a Change in Control. For purposes of the table, we have assumed that the acquiring corporation in a Change in Control has assumed or the awards or provided substitution awards and, accordingly, that the Compensation Committee has not taken any of the equitable measures permitted under the 2020 Plan.

No Section 280G Payment Reductions. Under the 2020 Plan, if the acceleration of the exercisability of an Option or the payment of cash in exchange for all or part of an award is deemed a “parachute payment” within the meaning of Section 280G(b)(2) of the Code, then the Compensation Committee has the discretion to reduce the acceleration payments to the NEOs to the largest amount that, in the sole judgment of the Compensation Committee, would not result in the payments being subject to the excise tax imposed by Section 4999 of the Code. We have assumed in the table below that no such downward adjustments were made with respect to any payments.

No Single-Trigger Cash Payments or Automatic Equity Acceleration upon a Change in Control. No cash payments will be made solely because of a Change in Control. In addition, none of an NEO’s outstanding equity awards would accelerate solely upon the occurrence of Change in Control.

Payments Made By the Company. All payments in the table below were made by the Company.

Qualifying Termination. For purposes of the “Termination due to change in control” and “Termination without cause or good reason” columns in the table, the NEO’s termination constitutes a Qualifying Termination under the Original Retention Plan.

Acceleration of Equity Awards. Pursuant to the Original Retention Plan, any acceleration of an acceleration of all outstanding and unvested equity awards under a Qualifying Termination results in a pro-rata acceleration of vesting for all such awards, with the pro-ration calculated based upon the number of days within the service period satisfied on and prior to the date of the Qualifying Termination and the stock price of $12.56 per share.

Non-Equity-Based Compensation. Under the terms of our non-equity-based compensation program, employees must remain employed through the payment date in order to receive a payout, which means that a NEO whose employment terminated on April 26, 2025 would not be entitled to a Fiscal 2025 Annual Incentive payment.

COBRA Benefits. The amounts in the table paid to each NEO as a COBRA Benefit pursuant to the Original Retention Plan were paid for a period of 12 months (the length of each NEO’s Severance Benefits Period) and assumes that each NEO will not obtain other employment and will otherwise remain eligible for the COBRA Benefit through such 12-month period. Pursuant to the Original Retention Plan, all payments of COBRA Benefits are made in installments pursuant to the Company’s regular payroll cadence.

The table should be read together with the above material assumptions. The principal arrangements governing the amounts disclosed in the table below are based on the Original Retention Plan, the 2020 Plan, and the award agreements and offer letters that were in effect as of April 26, 2025 and would be operative in the event of a hypothetical termination of the NEO as of such date. The actual amounts to be paid can be determined only at the time of such Named Executive Officer's actual separation from the Company. In addition, there may be re-negotiation of the payments upon any termination of employment or change in control.

Name	Benefit	Termination due to change in control	Termination without cause or for good reason	Termination for cause	Death	Retirement
Bradley T. Wiemann	Stock option vesting acceleration(1)	$32,152	$32,152	$—	$—	$—
	Restricted stock unit vesting acceleration	195,840	195,840	—	—	—
	Vacation pay	40,457	40,457	40,457	40,457	40,457
	Severance pay	300,000	300,000	—	—	—
	COBRA premiums	14,507	14,507	—	—	—
		$582,955	$582,955	$40,457	$40,457	$40,457

Howard I. Atkins	Stock option vesting acceleration(1)	$—	$—	$—	$—	$—
	Restricted stock unit vesting acceleration	131,466	131,466	—	—	—
	Restricted stock vesting acceleration	89,930	—	—	—	—
	Vacation pay	5,602	5,602	5,602	5,602	5,602
	Severance pay	—	—	—	—	—
		$226,998	$137,068	$5,602	$5,602	$—

Sheila M. Anderson	Stock option vesting acceleration(1)	$32,305	$32,305	$—	$—	$—
	Restricted stock unit vesting acceleration	56,090	56,090	—	—	—
	Vacation pay	33,977	33,977	33,977	33,977	33,977
	Severance pay	333,400	333,400	—	—	—
	COBRA premiums	22,509	22,509	—	—	—
		$478,281	$478,281	$33,977	$33,977	$33,977

Matthew J. Kurtenbach	Stock option vesting acceleration(1)	$32,152	$32,152	$—	$—	$—
	Restricted stock unit vesting acceleration	57,611	57,611	—	—	—
	Vacation pay	44,264	44,264	44,264	44,264	44,264
	Severance pay	330,000	330,000	—	—	—
	COBRA premiums	22,509	22,509	—	—	—
		$486,536	$486,536	$44,264	$44,264	$44,264

Carla S. Gatzke	Stock option vesting acceleration(1)	$32,305	$32,305	$—	$—	$—
	Restricted stock unit vesting acceleration	52,145	52,145	—	—	—
	Vacation pay	51,923	51,923	51,923	51,923	51,923
	Severance pay	300,000	300,000	—	—	—
	COBRA premiums	22,307	22,307	—	—	—
		$458,679	$458,679	$51,923	$51,923	$51,923

(1)
For option awards, the amount reported consists of the difference between the $12.56 per share closing price of the Common Stock as reported on The Nasdaq Global Select Market as of April 25, 2025, which was the last business day of Fiscal 2025, and the exercise price of the option multiplied by the number of shares subject to the option.

Other Post-Employment Payments
We do not provide pension arrangements, post-retirement health coverage or non-qualified defined contribution plans to any of our employees.

Compensation Risk Analysis
The Compensation Committee determined that Annual Incentives awarded under the non-equity-based incentive compensation program to be based on the same Company-wide measure for each executive. As previously described, the Compensation Committee has selected operating margin as the Company-wide measure. Basing the program on the same Company-wide measure for all the executives minimizes the risks associated with individual formulas based on individual actions. The non-equity incentive compensation program is the only formula-based incentive-compensation program in the Company.

CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are providing the following information with respect to Fiscal 2025:

•	the annual total compensation of the median employee of our Company (which excludes our CEO) was $58,005; and

•	the annual total compensation of our CEO was $991,969.

We elected to combine the total compensation for Reece A. Kurtenbach, our former CEO, and Mr. Wiemann, our Interim CEO, for purposes of the Fiscal 2025 CEO pay ratio calculation. In calculating the annual total compensation used in the pay ratio above, we added the actual compensation for each of Messrs. Kurtenbach and Wiemann during their respective periods of service as CEO. Since the payments to Mr. Kurtenbach under the Separation Agreement were not made or accrued until after his service as CEO had ended, those payments were excluded from the calculation.

Based on this information, a reasonable estimate of the ratio of the annual total compensations of our CEO and the median employee for Fiscal 2025 was approximately 17 to 1.

We determined our median employee compensation as of April 26, 2025. We included all world-wide full-time, part-time, temporary and student employees and excluded our CEO in the median compensation calculation. We calculated each identified employee’s total compensation as the annualized value of their current base hourly rate with scheduled hours or salary rate. Compensation paid in currencies other than U.S. dollars were converted to U.S. dollars based on average exchange rates for the period ended April 26, 2025.

The identified median employee received $56,472 of base pay in Fiscal 2025. We then calculated the median employee’s annual total compensation on the same basis that we used to calculate the total compensation of our Named Executive Officers set forth in the Summary Compensation Table, which added $1,533 to the median employee’s base pay due to overtime. Thus, our median employee's annual total compensation for Fiscal 2025 was $58,005.

The pay ratio reported above is calculated in a manner consistent with SEC rules and guidance, based on our internal records and the methodology described above. In addition, the rules for identifying the “median employee” and calculating the pay ratio allow companies to apply various methodologies and assumptions. As a result, the compensation for our median employee and the pay ratio reported by us should not be used as a comparison to the information reported by other companies.

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of the Regulation S-K, the following table presents, for each of three most recent fiscal years:
•total compensation, as calculated in the Summary Compensation Table, for our CEO (who was our principal executive officer (“PEO”) for the three fiscal years covered by the Pay Versus Performance table) and an average for our other Named Executive Officers (“Non-PEO NEOs”);

•Compensation actually paid to our PEO and an average for our Non-PEO NEOs, an SEC-prescribed calculation which adjusts total compensation for the items described below and which does not equate to realized compensation;

•our cumulative total stockholder return ("TSR") since the last trading day before the earliest year presented;

•our net income; and

•our operating income.

For a description of our executive compensation program and the factors used by the Compensation Committee to determine pay for our Named Executive Officers, see the “Compensation and Analysis” section of this Proxy Statement.

Pay versus Performance Table

							Value of $100 Investment Based on:
Fiscal Year	Summary Compensation Table Total for Interim PEO	Summary Compensation Table Total for Former PEO	Compensation Actually Paid to Interim PEO(4)	Compensation Actually Paid to Former PEO(4)	Average Summary Compensation Table for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1,4)	TSR	Peer Group TSR(2)	Net Income (Thousands)	Operating Income (Thousands)(3)
2025	$437,806	—	768,991	—	583,570	631,069	35.20	9.91	$(10,121)	$33,118
2024	—	980,516	—	1,256,656	494,586	642,730	93.14	31.30	34,621	87,115
2023	—	563,183	—	669,639	322,089	377,287	43.58	0.02	6,802	21,288
2022	—	538,673	—	439,151	309,921	250,296	(45.71)	(11.08)	592	4,046
2021	—	449,838	—	530,283	267,881	307,723	38.65	63.52	10,926	17,108

(1)
The individuals who comprised the Non-PEO NEOs in each of the covered fiscal year 2025 were Sheila M. Anderson, Chief Data and Analytics Officer; Matthew J. Kurtenbach, Vice President of Manufacturing; and Carla S. Gatzke, Vice President of Human Resources and Secretary. The individuals who comprised the Non-PEO NEOs in each of the covered fiscal years 2024 and 2023 were Sheila M. Anderson, Chief Financial Officer and Treasurer; Bradley T. Wiemann, Executive Vice President; Matthew J. Kurtenbach, Vice President of Manufacturing; and Carla S. Gatzke, Vice President of Human Resources and Secretary. For Fiscal 2025, the amounts include compensation data for Mr. Wiemann as PEO, who served as CEO of the Company. For all other years, Reece A. Kurtenbach was the CEO for the entire year.

(2)	The peer group used in this Pay Versus Performance table is the Nasdaq Composite-Total Return. We selected this Index of companies with similar market capitalization because we are unable to identify a peer group of companies similar to us in size and scope of business activities or a widely recognized published industry index that accurately reflects our diverse business activities. Most our direct competitors in our various business units are either privately owned or divisions of larger, publicly owned companies.
(3)	Our Company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we use to link compensation actually paid to our PEO and Non-PEO NEOs for Fiscal 2025 to our performance, is operating income.
(4)	SEC rules require certain adjustments be made to the Summary Compensation Table ("SCT") totals to determine "compensation actually paid" ("CAP") as reported in the Pay Versus Performance Table. "CAP" does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, CAP is calculated as SCT total compensation adjusted to include the fair market value of equity awards as of the last day of the applicable fiscal year or, if earlier, the vesting date (rather than the grant date). The tables below set forth the amounts deducted from and added to the SCT total compensation amounts to calculate CAP for our PEO and average CAP to the Non-PEO NEOs.

Adjustments to Determine Compensation "Actually Paid" for PEO	2025	2024	2023
Deduction for amounts reported under the "Stock Awards" column in the SCT	$(26,945)	$(24,241)	$(16,308)
Deduction for amounts reported under the "Option Awards" columns in the SCT	—	(24,237)	(35,039)
Increase for fair value of awards granted during fiscal year that remain unvested as of year end	28,511	44,630	98,952
Increase for fair value of awards granted during fiscal year that vest during year	—	—	—
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	47,862	209,097	46,934
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during the year	60,830	70,891	11,917
Deduction of fair value of awards granted prior to year that were forfeited during year	—	—	—
Increase based upon incremental fair value of awards modified during year	—	—	—
Increase based on dividends or other earnings paid during year prior to vesting date of award	—	—	—
Total Adjustments	$110,258	$276,140	$106,456

Adjustments to Determine Compensation "Actually Paid" for Non-PEO NEOs	2025	2024	2023
Deduction for amounts reported under the "Stock Awards" column in the SCT	$(615,865)	$(12,116)	$(7,550)
Deduction for amounts reported under the "Option Awards" columns in the SCT	(16,152)	(12,116)	(16,313)
Increase for fair value of awards granted during fiscal year that remain unvested as of year end	564,780	22,308	46,000
Increase for fair value of awards granted during fiscal year that vest during year	5,389	—	—
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	143,586	117,208	27,498
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during the year	313,062	32,860	5,563
Deduction of fair value of awards granted prior to year that were forfeited during year	(508,296)	—	—
Increase based upon incremental fair value of awards modified during year	160,995	—	—
Increase based on dividends or other earnings paid during year prior to vesting date of award	—	—	—
Total Adjustments	$47,499	$148,144	$55,198

Relationship Between Pay and Performance

We believe the tables above shows the alignment between compensation actually paid to the Named Executive Officers and the Company’s performance, consistent with our compensation philosophy as described in the CD&A. The charts below present a graphical comparison of compensation actually paid to our PEO and the average compensation actually paid to our Non-PEO NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: the Company's (1) TSR; (2) Net Income, and (3) Operating Income.

Compensation Actually Paid (CAP) vs Total Shareholder Return
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
$250
$200
$150
$100
$50
$-
2021
2022
2023
2024
2025
$530,283
$307,723
$100
$439,151
$250,296
$54
$669,639
$377,287
$78
$1,256,656
$642,730
$151
$768,991
$631,069
$204
Cap to PEO
Average CAP to Non-PEO NEOs
Total Shareholder Return

Compensation Actually Paid (CAP) vs Net Income
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
$(15,000)
$530,283
$307,723
$10,926
$439,151
$250,296
$592
$669,639
$377,287
$6,802
$1,256,656
$642,730
$34,621
$768,991
$631,069
$(10,121)
2021
2022
2023
2024
2025
Cap to PEO
Average CAP to Non-PEO NEOs
Net Income (in thousands)

Compensation Actually Paid (CAP) vs Operating Income
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
$530,283
$307,723
$17,108
$439,151
$250,296
$4,046
$669,639
$377,287
$21,388
$1,256,656
$87,115
$642,730
$768,991
$631,069
$33,118
2021
2022
2023
2024
2025
Cap to PEO
Average CAP to Non-PEO NEOs
Operating Income (in thousands)

The chart below presents a graphical comparison of the Company's TSR to the Peer Group TSR for the three fiscal years covered by the Pay Versus Performance table.

Most Important Performance Measures

The list below contains the financial performance measures that the Company considers the most important in linking CAP to our PEO and other NEOs, for Fiscal 2025, to Company performance. The below financial performance measures are not ranked.

Performance Measures
Revenue
Operating Income
Gross Profit

AUDIT COMMITTEE REPORT

The function of the Audit Committee is to assist the Board of Directors in fulfilling its legal, fiduciary and oversight responsibilities as they relate to our accounting and financial reporting process and procedures, systems of internal control, the external audit process and independent audit firm selection, and to monitor legal and regulatory compliance.

Management is responsible for the Company’s consolidated financial statements and reporting process, the system of internal control over financial reporting, and legal and regulatory compliance.

Deloitte is our independent registered public accounting firm. They are responsible for expressing an opinion on the conformity of the audited consolidated financial statements with accounting principles generally accepted in the United States and an assessment of our internal controls over financial reporting in accordance with the standards of the United States Public Company Accounting Oversight Board (PCAOB).

The Audit Committee reviewed and discussed with management and Deloitte our audited consolidated financial statements as of and for Fiscal 2025, to be included in the Form 10-K. With respect to such consolidated financial statements, the Audit Committee reports as follows:

•The Audit Committee reviewed and discussed with management and Deloitte the results of management's assessment and Deloitte's audit of the effectiveness of the Company's internal control over financial reporting.

•The Audit Committee reviewed and discussed with management and Deloitte the significant accounting policies, including their quality and acceptability, applied by management in the preparation of our consolidated financial statements, as well as alternative treatments; significant estimates and judgments applied by management in the preparation of our consolidated financial statements; and management's and Deloitte's judgment with respect to risk assessment.

•The Audit Committee discussed with Deloitte the matters required by the relevant standards of the PCAOB and other applicable regulations.

•The Audit Committee received from Deloitte the written disclosures and the letter required by applicable requirements of PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, regarding Deloitte’s independence, and has reviewed and pre-approved fees charged by Deloitte and considered whether the provision of such non-audit services to us is compatible with Deloitte’s independence, and has discussed with Deloitte the matter of Deloitte’s independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements for the fiscal year ended April 26, 2025 be included in the Form 10-K for filing with the SEC.

Kevin P. McDermott, Chairperson
John P. Friel
Shereta D. Williams
Dr. Lance D. Bultena

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

We have adopted a procedure called "householding," which has been approved by the SEC. Under this procedure, we are delivering only one copy of our Annual Report to Stockholders and this Proxy Statement to multiple stockholders who have requested paper copies of the Annual Report to Stockholders and Proxy Statement and who share the same address, unless we have received contrary instructions from one or more of the stockholders. Stockholders who participate in householding will continue to be able to access and receive separate Proxy Cards or voting instruction cards. In addition, some banks, brokers, trustees and other nominees may be participating in this practice of householding our Annual Report to Stockholders and this Proxy Statement. This practice benefits us and our stockholders because it reduces the volume of duplicate information received at a stockholder’s address and helps reduce our expenses. Stockholders who share an address and receive multiple copies of our Annual Report to Stockholders and this Proxy Statement may request only one copy of these materials by contacting their bank, broker, trustee or other nominee record holder or by contacting the Company as described in the next paragraph.

Stockholders that have previously received a single set of our Annual Report to Stockholders and this Proxy Statement may request their own copies with respect to Fiscal 2025 or in future years by contacting their bank, broker, trustee or other nominee record holder or by contacting the Company as described in the next sentence. We will also deliver promptly separate paper copies of our Annual Report to Stockholders and this Proxy Statement to any stockholder upon written request sent to Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006, Attention: Investor Relations, or upon verbal request by calling (605) 692-0200.

AVAILABLE INFORMATION

The Annual Report, including financial statements for Fiscal 2025, is being mailed with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement and is not deemed to be a part of this Proxy Statement.

The Annual Report can also be accessed on our website at www.daktronics.com by selecting "Investors" at the bottom of the website under "Our Company" and then "Annual Reports and Proxy" under the heading "Financial Information." Any person whose proxy is solicited by this Proxy Statement will be provided, upon request and without charge, with a copy of the Annual Report. Please submit such requests to Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006, Attention: Investor Relations, or by calling (605) 692-0200.

By Order of the Board of Directors,

Carla S. Gatzke
Secretary

APPENDIX A

DAKTRONICS, INC.
2025 STOCK INCENTIVE PLAN

SECTION 1. General Purpose of Plan; Definitions

1.1General Purpose. The purpose of the Daktronics, Inc. 2025 Stock Incentive Plan (the “Plan”) is to enable the Company and its Subsidiaries to retain and attract executives, other Employees, Directors, and Consultants who contribute to the Company’s success by their ability, ingenuity, and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

1.2Definitions. In addition to other terms defined elsewhere in the Plan, for purposes of the Plan, the following terms shall be defined as set forth below:

(a)“Agreement” means an agreement by and between the Company and a Recipient under the Plan setting forth the terms and conditions of an Award.

(b)“Award” means a grant of an Option, Restricted Stock, Restricted Stock Unit, Performance Stock, Performance Stock Unit, Deferred Stock, or any combination thereof pursuant to the terms of the Plan.

(c)“Board” means the Board of Directors of the Company, as it may be comprised from time to time.

(d)“Cause” means, except as may otherwise be provided in the terms of an Agreement or in a written employment or service agreement between the Company or a Subsidiary of the Company and the Recipient:

(i)a material breach of any written employment, service, confidentiality, non‑compete, or similar agreement between the Company or a Subsidiary of the Company and the Recipient;

(ii)a material breach of any code of conduct or code of ethics established by the Company or a Subsidiary of the Company;

(iii)the commission of a felony by the Recipient or the failure of the Recipient to contest prosecution for a felony; or

(iv)the Recipient’s willful misconduct, dishonesty, breach of fiduciary duty, or gross negligence involving the business or reputation of the Company or a Subsidiary of the Company.

(e)“Change in Control” means the occurrence of any of the following events:

(i)Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires or becomes a “beneficial owner” (as defined in Rule 13d‑3 or any successor rule under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Voting Securities; provided, however, that the following shall not constitute a Change in Control pursuant to this Section 1.2(e)(i):

(A)any acquisition of Voting Securities or Stock of the Company directly from the Company other than in connection with a transaction described in Section 1.2(e)(iii) below;

(B)any acquisition or beneficial ownership by the Company or a Subsidiary of the Company;

(C)any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries; or

(D)any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 50% of the combined voting power of the Company’s then outstanding Voting Securities and the Stock of the Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Stock of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Stock, as the case may be, immediately prior to such acquisition;

(ii)Any event resulting in a majority of Directors not being Continuing Directors;

(iii)The consummation of a reorganization, merger, or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company unless, immediately following such reorganization, merger, consolidation, or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Stock of the Company immediately prior to such reorganization, merger, consolidation, or exchange beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Stock of the Company, as the case may be;

(iv)Approval by the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the consummation of the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 50% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Stock of the Company immediately prior to such sale or other disposition in substantially the same proportions as their beneficial ownership immediately prior to such sale or other disposition, of the Voting Securities and Stock of the Company, as the case may be; or

(v)Successive transactions of the types described in Sections 1.2(e)(i) through (iv).

(f)“Change in Control Termination” means any of the following events occurring upon or within 12 months after a Change in Control: (i) the termination of a Recipient’s employment or service with the Company (including, without limitation, service as a Director or a Consultant) for any reason other than for Cause or expiration of the service term; or (ii) the termination of employment or service with the Company by a Recipient for Good Reason (including, without limitation, service as a Director or a Consultant), which termination shall be accomplished by, and be effective upon, the Recipient giving written notice to the Company of his or her decision to terminate.

(g)“Clawback Policy” means the Daktronics, Inc. Executive Incentive Compensation Clawback Policy adopted by the Board on September 11, 2023, as such policy may be amended or restated from time to time.

(h)“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

(i)“Committee” means the Compensation Committee of the Board.

(j)“Company” means Daktronics, Inc., a corporation incorporated under the laws of the State of Delaware (or any successor corporation).

(k)“Consultant” means any person providing bona fide services to the Company or a Parent Corporation or a Subsidiary of the Company (other than persons either providing services in connection with the offer or sale of securities in a capital raising transaction or directly or indirectly promoting or maintaining a market for Stock) who is compensated for such services and who is not an Employee. A Consultant includes a Non‑Employee Director.

(l)“Continuing Directors” means:

(i)individuals who, on the Effective Date, are Directors;

(ii)individuals elected as Directors subsequent to the Effective Date for whose election proxies shall have been solicited by the Board; or

(iii)any individual elected or appointed by the Board to fill vacancies on the Board caused by a death or resignation (but not by removal) or to fill newly‑created directorships;

provided, however, that a Continuing Director shall not include a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of the Directors.

(m) “Deferred Stock” means an Award made pursuant to Section 7 of the Plan of the right to receive Stock at the end of a specified deferral period or upon the achievement of specified performance criteria.

(n)“Director” means a member of the Board.

(o)“Disability” means, except as may otherwise be provided in the terms of an Agreement or in a written employment or service agreement between the Company or a Subsidiary of the Company and the Recipient, the Recipient:

(i)is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months;

(ii)is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees; or

(iii)when used in connection with the exercise of an Incentive Option following termination of employment, has a disability within the meaning of Section 22(e)(3) of the Code;

provided, however, that only to the extent necessary to satisfy Section 409A of the Code, the Recipient has a “disability” or is “disabled” within the meaning of Section 409A of the Code.

(p)“Effective Date” has the meaning set forth in Section 14 of the Plan.

(q)“Employee” means any person, including any Executive Officer or Director, who is employed by the Company or any Parent Corporation or Subsidiary of the Company. The payment to a Director by the Company of Directors’ fees shall not, in and of itself, mean that the Director is an employee of the Company.

(r)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations adopted thereunder.

(s)“Executive Officer” means an “officer” as defined in Rule 16a‑1(f) under the Exchange Act.

(t)“Fair Market Value” of Stock on any given date shall be determined by the Committee as follows:

(i)if the Stock is listed for trading on one or more national securities exchanges (including The NASDAQ Global Select Market, The NASDAQ Global Market, or The NASDAQ Capital Market), the closing price on such national securities exchange on the day in question or, if such Stock shall not have been traded on such national securities exchange on such date, the closing price on such national securities exchange on the first day after the date in question on which such Stock was so traded;

(ii)if the Stock is not listed for trading on a national securities exchange but is traded in the over‑the‑counter market, the closing bid price for such Stock on the day prior to the date in question or, if there is no closing bid price for such Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or

(iii)if neither Section 1.2(t)(i) nor (ii) is applicable, pursuant to the reasonable application of any reasonable valuation method deemed fair and reasonable by the Committee in its sole discretion, exercised in good faith, which determination shall be final and binding on all parties.

(u)“Good Reason” means the Recipient has provided written notice to the Company within 90 days following the occurrence of any of the following events, provided the event results in a materially negative change to the Recipient’s employment or service relationship, which notice describes the event in reasonable detail and the facts and circumstances claimed by the Recipient to constitute Good Reason, and the Company has failed to cure such event within 30 days following receipt of such notice: (i) the assignment of the Recipient without the Recipient’s consent to a position with materially diminished responsibilities, authority, or duties compared to the Recipient’s then-current position with the Company; (ii) the relocation of the Recipient’s work location, without the Recipient’s consent, to a location more than 75 miles outside the Recipient’s work location as of the date of the Change in Control; (iii) a material reduction, in the aggregate, in base salary, variable pay opportunities, or the employee benefits in which the Recipient is entitled to participate, irrespective of any standard waiting periods with respect to the same, unless such material reduction is generally applicable to all Employees with a similar ranking to the Recipient; or (iv) a material breach or a material adverse modification by the Company of an Agreement or any employment or service agreement with the Company without the

Recipient’s consent. Termination for “Good Reason” shall not include a Recipient’s death, Disability, or a termination for any reason other than one of the events described in clauses (i) through (iv) of this Section 1.2(u).

(v)“Incentive Option” means any Award intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code and that satisfies the requirements set forth therein.

(w)“Non-Qualified Option” means any Option that is not an Incentive Option.

(x)“Option” means any Award to purchase Stock granted pursuant to Section 5 of the Plan.

(y)“Outside Director” means a Director who is not an Employee.

(z)“Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(aa)“Performance Goal” means the pre-established objective performance goals established by the Committee for each Performance Period.

(bb)    “Performance Measure” means one or more of the criteria, including, but not limited to, any of the following criteria, on which Performance Goals may be based: (i) revenue or net revenue; (ii) cash or cash equivalents on hand; (iii) free cash flow; (iv) earnings per share; (v) earnings; (vi) earnings before interest and taxes; (vii) earnings before interest, taxes, and depreciation; (viii) earnings before interest, taxes, depreciation, and amortization; (ix) gross or net margin; (x) gross profit or gross profit dollars; (xi) cash or net cash from operations; (xii) net income; (xiii) operating cash flow; (xiv) expenses or operating expenses; (xv) operating income; (xvi) profit; (xvii) return on assets; (xviii) return on equity; (xix) return on capital or return on invested capital; (xx) sales or return on sales; (xxi) revenue growth; (xxii) total stockholder return; (xxiii) market share; (xiv) stock price; or (xxv) any other financial or other measurement deemed appropriate by the Committee. Any Performance Measures may be used to measure the performance of the Company or a Subsidiary as a whole or a business unit or division of the Company or a Subsidiary and may be measured relative to a peer group or index. Performance Measures may differ from Recipient to Recipient and from Award to Award. Any criteria used may be (A) measured in absolute terms, (B) compared to another company or companies, or (C) measured on a pre-tax or post-tax basis (if applicable).

(cc)     “Performance Period” means that period established by the Committee during which the attainment of Performance Goals specified by the Committee with respect to an Award are to be measured.

(dd)    “Performance Stock” means an Award of Restricted Stock subject to restrictions that lapse upon the attainment of specified Performance Goals over a specified Performance Period pursuant to Section 6.
(ee)     “Performance Stock Unit” means an Award of Restricted Stock Units subject to the attainment of specified Performance Goals over a specified Performance Period pursuant to Section 6.
(ff)     “Recipient” means any eligible person to whom an Award has been granted pursuant to Section 4 of the Plan.

(gg)     “Restricted Stock” means an Award of shares of Stock pursuant to Section 6 of the Plan that is subject to restrictions as described therein.

(hh)     “Restricted Stock Unit” means an Award of the right to receive a share of Stock granted pursuant to Section 6 of the Plan that is subject to restrictions as described therein.

(ii)     “Stock” means the common stock of the Company, par value $0.00001.

(jj)     “Subsidiary(ies)” means any corporation (other than the Company), foreign or domestic, in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(kk)     “Voting Securities” means the Company’s then outstanding securities ordinarily entitled to vote in the election of Directors.

SECTION 2. Administration

2.1Authority. The Committee will administer the Plan and will grant all Awards; provided that solely for purposes of granting Awards to Outside Directors, “Committee” shall mean the full Board. The Plan and Awards to Executive Officers shall be administered by the Committee in compliance with Rule 16b-3 under the Exchange Act. Subject to the foregoing, references in the Plan to the Committee shall also include the Board, to the extent the context permits.

2.2Powers. The Committee shall have the power and authority to grant Awards pursuant to the terms of the Plan. In particular, the Committee shall have the authority:

(a)Recipients. To select Recipients to whom Awards may from time to time be granted;
(b)Amount. To determine the number of shares of Stock, units, or other measures to be covered by each such Award;

(c)Terms and Conditions. To determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award (including, but not limited to, any restriction on any Award and/or the Stock relating thereto or any conditions that may trigger an acceleration of the lapse of restrictions on an Award);

(d)Amendment; Acceleration. To amend the terms of any Award theretofore granted, prospectively or retroactively, to the extent such amendment is consistent with the terms of the Plan, including to accelerate the date on which any Award becomes earned, exercisable, or vested and to accelerate the lapse of restrictions on any Award; provided that no such amendment shall impair the rights of any Recipient without his, her, or its consent except to the extent authorized under the Plan;

(e)Substitution. To substitute new Awards for previously granted Awards; provided, however, that substituting new Awards for previously granted Options having higher exercise prices shall not be permitted without prior stockholder approval;

(f)Determination. To make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(g)Rules. To adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award (and any Agreements relating thereto); and to otherwise supervise the administration of the Plan.

2.3     Delegation. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate the authority to exercise the powers specified in Section 2.2(a), (b), and (c) above to either the Vice President of Human Resources or another Executive Officer; provided, however, that such authority shall not be exercised by anyone other than the Committee with respect to persons who are either the Chief Executive Officer, Chief Financial Officer, Vice President of Human Resources, or any other Executive Officer or with respect to any Director.

2.4     Decisions Binding; Limitation on Liability; Indemnification. All decisions made by the Committee (or its delegate to the extent provided in Section 2.3) pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, including the Company and Recipients. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan. To the fullest extent permitted by applicable law, each member and former member of the Board and the Committee and each person to whom the Board or the Committee delegates or has delegated authority under the Plan shall be indemnified by the Company against and from any loss, liability, judgment, damages, cost, and reasonable expense incurred by such member, former member, or other person by reason of any action taken, failure to act, interpretation, or determination made in good faith under or with respect to the Plan.

SECTION 3.    Stock Subject to Plan

3.1Shares Reserved for Issuance. Subject to the terms and conditions of the Plan, the total number of shares of Stock reserved and available for distribution under the Plan shall be the sum of: (a) two million three hundred thousand (2,300,000) shares of Stock; and (b) the number of unallocated shares of Stock remaining available for grant under the Daktronics, Inc. 2020 Stock Incentive Plan as of the Effective Date. Shares reserved for issuance under the Plan shall consist of authorized and unissued shares of Stock, shares of treasury Stock held by the Company, or shares of Stock acquired on the open market and may be used for any Option or any other type of Award. Shares of Stock subject to Awards shall be counted against the number of shares in the first sentence of this Section 3.1 as one share of Stock for every one share of Stock subject to such Award.

3.2Share Counting. If any shares of Stock become available as a result of canceled, unexercised, lapsed, or terminated Awards or by reason of the purchase by or forfeiture of an Award to the Company, such shares of Stock again shall be available for distribution in connection with future Awards. Upon a Stock-for-Stock exercise of an Award or net settlement of an Award, the following shares of Stock shall not become available for future distribution under the Plan: (i) shares of Stock withheld for the payment of the exercise price of an Award; (ii) shares of Stock withheld for the payment of taxes on an Award; or (iii) shares of Stock withheld in any similar transaction.

3.3Adjustments. Upon any change in the outstanding shares of Stock after the effective date of any Award or any Agreement, by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, or an extraordinary corporate transaction such as any recapitalization, reorganization, merger, other similar recapitalization of the Company, all as determined by the Committee in its sole and absolute discretion, there shall be an appropriate and equitable adjustment to (a) the number or kind of shares of Stock or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (b) the exercise price of any Option or other Award, (c) the Performance Goals to which Awards of Performance Stock or Performance Stock Units are subject, and/or (d) any other affected terms of such Awards. Notwithstanding the foregoing, no fractional shares shall be issued or paid for, and any proposed Award that might otherwise result in the issuance of fractional shares shall be rounded down to the nearest whole share. However, no adjustment shall be made under this Section 3.3 upon the issuance by the Company of any warrants, rights, or options to acquire additional Stock or of securities convertible into Stock unless such warrants, rights, options, or convertible securities are issued to all stockholders of the Company on a proportionate basis.

3.4Effect of Award. The grant of an Award shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, exchange, or consolidate or to dissolve, liquidate, or transfer all or any part of its business or assets.

3.5Application of Code Section 409A. If and to the extent that any provision of an Award is required to comply with Section 409A of the Code, such provision shall be administered and interpreted in a manner consistent with the requirements of Section 409A. If and solely to the extent that any such provision of an Award as currently written would conflict with Section 409A of the Code, the Committee shall have the authority, without the consent of the Recipient, to administer such provision and to amend the Award with respect to such provision to the extent the Committee deems necessary for the purposes of avoiding any portion of amounts owed to the Recipient being retroactively included in the taxable income of the Recipient for any prior taxable year.

SECTION 4. Eligibility

Executive Officers, Directors, and Consultants or Employees who are responsible for or contribute to the management, growth, and/or profitability of the business of the Company and its Subsidiaries, as determined by the Committee, are eligible to be Recipients. Recipients shall be selected from time to time by the Committee, in its sole discretion or as otherwise provided in Section 2.3 of the Plan, from among those eligible.

SECTION 5. Option Awards

5.1Option Types. Each Option shall be evidenced by a written Agreement, in such form as the Committee may approve from time to time, which Agreement shall be subject to the provisions of the Plan and to such other terms and conditions as the Committee may deem appropriate. The Options granted under the Plan may be either Incentive Options or Non‑Qualified Options. No Incentive Option may be issued more than ten (10) years after the date the Plan is approved by the stockholders of the Company.

5.2Non-Qualified Options. To the extent that any Option or portion of an Option does not qualify as an Incentive Option, it shall constitute a separate Non‑Qualified Option.

5.3Incentive Options; Interpretation. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to an Incentive Option shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Option, whether or not such modification or amendment results in disqualification of such Option as an Incentive Option, to the extent that the Committee determines that such modification or amendment is necessary or appropriate.

5.4Terms and Conditions. Options granted under the Plan shall be subject to the following terms and conditions, as applicable, and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)Annual Limit on Incentive Options. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which an Incentive Option under the Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by a person during any calendar year shall not exceed $100,000. To the extent any Option is exercisable in excess of the foregoing limit in any calendar year, such portion of the Option that is in excess of $100,000 shall be a Non‑Qualified Option.

(b)Option Exercise Price. Subject to the last two sentences of this Section 5.4(b), the exercise price per share of Stock purchasable under an Option shall be determined by the Committee at the time of grant and, if the Committee does not fix the exercise price of the Option, the exercise price shall be 100% of the Fair Market Value of the Stock on the date of grant. However, the exercise price of an Option shall not be less than 100% of the Fair Market Value of the Stock on the date of grant of such Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of capital stock of the Company or any Parent Corporation or Subsidiary and an Incentive Option is granted to such Employee, the Incentive Option exercise price shall be no less than 110% of the Fair Market Value of the Stock on the date of grant of such Incentive Option.

(c)Option Term. Subject to the last two sentences of this Section 5.4(c), the Committee shall fix the term of each Option and, if the Committee does not fix the term of an Option, the term shall be ten (10) years from the date the Option is granted, subject to earlier termination as otherwise provided herein. However, no Option shall be exercisable more than ten (10) years after the date of grant of such Option. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of capital stock of the Company or any Parent Corporation or Subsidiary and an Incentive Option is granted to such Employee, the term of such Incentive Option shall be no more than five (5) years from the date of grant of such Incentive Option.

(d)Exercisability. An Option shall be exercisable in accordance with such terms and conditions and during such periods as determined by the Committee at or after grant, subject to the restrictions stated in Section 5.4(a) above. The Committee may also grant Options that become exercisable upon the attainment of specified Performance Goals over a specified performance period. If the Committee does not determine the time at which an Option shall be exercisable, such Option shall be exercisable in equal installments of up to 20% of the shares of Stock subject to the Option on and after the first anniversary of the date of grant of the Option and up to an additional 20% of the shares of Stock subject to the Option on and after the second, third, fourth, and fifth anniversary dates of the date of grant of the Option, subject to earlier termination as otherwise provided herein. Notwithstanding anything in the Plan to the contrary, no Option shall be exercisable after the expiration of its term.

(e)Method of Exercise. An Option may be exercised, in whole or in part, at any time during the Option term, by giving written notice of exercise to the Company, specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the exercise price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan’s purpose and applicable law, including to the extent permitted by applicable law, delivery of irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. As determined by the Committee at the time of grant or exercise, in its sole discretion, payment in full or in part may also be made by tendering, by either actual delivery of Stock or attestation, Stock already owned by the Recipient for a period of time greater than six (6) months (or such other period established from time to time by the Committee in order to avoid adverse accounting treatment under accounting principles generally accepted in the United States of America) and that is valued at Fair Market Value as of such time; provided, however, that in the case of an Incentive Option, the right to make a payment in the form of already owned shares of Stock may be authorized only at the time the Incentive Option is granted. No Stock shall be issued upon exercise of an Option until full payment therefor has been made. A Recipient shall generally have the rights to dividends and other rights of a stockholder with respect to Stock subject to the Option after the Recipient has given written notice of exercise, has paid in full for such Stock, and, if requested, has given the representation described in Section 11.1 of the Plan.

(f)Transferability of Options.

(i)No Incentive Option shall be transferable by the Recipient otherwise than by will or by the laws of descent and distribution, and an Incentive Option shall be exercisable during a Recipient’s lifetime only by such Recipient.

(ii)The Committee may, in its discretion, authorize all or a portion of any Nonqualified Option to be granted to a Recipient to be on terms which permit transfer by such Recipient to: (A) the spouse, children, or grandchildren of the Recipient (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) a partnership or partnerships in which such Immediate Family Members are the only partners, provided, however, that: (1) there is no consideration for any such transfer, (2) the Option pursuant to which such Stock is granted has been approved by the Committee and expressly provides for transfer in a manner consistent with this Section 5.4(f)(ii), and (3) subsequent transfers of a transferred Option shall be prohibited. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer, provided that the term “Recipient” herein shall in such event be deemed to refer to the transferee, except that the events of termination of employment and service and the provisions of Sections 5.4(g) and (h) of the Plan shall continue to be applied with respect to the original Recipient, following which the Option shall be exercisable by the transferee only to the extent, and for the periods, specified in such Sections.

(iii)Non‑Qualified Options may be transferred to the spouse or former spouse of the Recipient to the extent provided in a domestic relations order issued in accordance with applicable state law.

(g)Termination by Death or Disability. Unless the Option Agreement provides otherwise or the Committee determines otherwise, if a Recipient’s employment by or service to the Company or any Subsidiary or Parent Corporation terminates by reason of the Recipient’s death or Disability, the Option may thereafter be exercised, to the extent it was exercisable at the time of death or Disability (or on such accelerated basis as the Committee shall determine at or after grant), by the Recipient or the legal representative of the estate or by the legatee of the Recipient under the will of the Recipient, but it may not be exercised after one year from the date of such Disability or death or the expiration of the stated term of the Option, whichever period is shorter. In the event of termination of employment or service by reason of the Recipient’s death or Disability, if an Incentive Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the Option will thereafter be treated as a Non‑Qualified Option. All Options or portions thereof that are not vested at the time of termination shall automatically terminate at such time.

(h)Other Termination. Unless the Option Agreement provides otherwise or the Committee determines otherwise, if a Recipient’s employment by or service to the Company or any Subsidiary or Parent Corporation terminates for any reason other than the Recipient’s death or Disability, the Option may thereafter be exercised by the Recipient to the extent it was exercisable at the time of such termination for three months from the date of such termination or the expiration of the stated term of the Option, whichever period is shorter, and the portions of all Options that are not vested at the time of termination shall automatically terminate at such time.

(i)Option Cancellation or Repurchase. Notwithstanding any other provisions of the Plan or any Agreement evidencing any outstanding Option, the Company shall not be permitted to cancel any outstanding Options in exchange for the issuance of any other Award or to repurchase outstanding Options if the per share exercise price of the Option is higher than the Fair Market Value of the Stock subject to the Options.

SECTION 6.    Awards of Restricted Stock and Restricted Stock Units (including Performance Stock and Performance Stock Units)

6.1Grant. Awards of Restricted Stock and Restricted Stock Units may be granted either alone or in addition to other Awards. The Committee shall determine to whom Restricted Stock and Restricted Stock Units will be granted, the number of shares subject to Awards of Restricted Stock or Restricted Stock Units, the times or other conditions within which such an Award may be subject to forfeiture, and all other conditions of Awards of Restricted Stock or Restricted Stock Units in addition to those contained in Section 6.4 of the Plan. The Committee may also grant Performance Stock and Performance Stock Units in which the restrictions lapse upon the attainment of specified Performance Goals over a specified Performance Period. Except for the Performance Goals set forth in the applicable Agreement, as otherwise expressly provided herein, or where the context clearly indicates otherwise, Performance Stock shall be subject to the same restrictions and conditions of Restricted Stock, and Performance Stock Units shall be subject to the same restrictions and conditions of Restricted Stock Units. Unless otherwise expressly determined by the Committee, an Award of Restricted Stock or Restricted Stock Units shall be settled in shares of Stock.

6.2Award Agreement. Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by a written Agreement, in such form as the Committee may approve from time to time, which Agreement shall be subject to the provisions of the Plan and to such other terms and conditions as the Committee deems appropriate. The Recipient of an Award of shares of Restricted Stock or Restricted Stock Units shall not have any rights with respect to such Award unless and until such Recipient has executed an Agreement evidencing the Award, has delivered a fully executed copy thereof to the Company, and has otherwise complied with its then applicable terms and conditions.

6.3Stock Certificates. Subject to the last sentence of this Section 6.3(a), each Recipient of a Restricted Stock Award shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the Recipient and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of Stock represented hereby are subject to the terms and conditions (including forfeiture) of the Daktronics, Inc. 2025 Stock Incentive Plan and an Agreement entered into between the registered owner and the Company. Copies of such Plan and Agreement are on file in the offices of the Secretary of the Company.

The Committee shall require that the stock certificates evidencing such shares of Stock be held in custody by the Company or its designated agent for that purpose until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Recipient shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award. Notwithstanding any provision in this Section 6.3(a): (i) no stock certificates will be issued with respect to Performance Stock or any other type of Award; and

(ii) the Company may issue shares of Restricted Stock (other than Performance Stock) without a stock certificate in book entry form if it determines it can reasonably do so in compliance with the restrictions set forth in the Agreement governing such Restricted Stock Award.

6.4Restrictions and Conditions on Restricted Stock Awards. The shares of Restricted Stock (including Performance Stock) awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)Restriction Period; Transfers. Subject to the provisions of the Plan and the applicable Agreement, during a period set by the Committee commencing with the grant date and ending upon the satisfaction of all restrictions and conditions of a Restricted Stock Award (the “Restriction Period”), the Recipient shall not be permitted to sell, transfer, assign, convey, pledge, hedge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber (“Transfer”) any Restricted Stock awarded under the Plan. If the Committee does not set a Restriction Period for any Award of Restricted Stock (other than Performance Stock), the Recipient shall not be permitted to Transfer any shares of such Restricted Stock until the first anniversary date of the grant date of the Restricted Stock Award. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

(b)Rights as Stockholder. Except as provided in Sections 6.4(a) and (c), and as otherwise provided in an Agreement, the Recipient shall have, with respect to the shares of Restricted Stock (other than Performance Stock), all of the rights of a stockholder of the Company, including the right to vote the underlying Stock, and shall be treated as the beneficial owner of all shares of Stock underlying such Restricted Stock. Certificates for shares of unrestricted Stock shall be delivered to the Recipient promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock and any other conditions to the vesting of the Restricted Stock have been met. Notwithstanding any provision of this 6.4(b) to the contrary, a Recipient of Performance Stock shall not have any beneficial ownership in the underlying Stock nor have the right to vote the underlying Stock unless and until Stock is issued in satisfaction of the Performance Stock.

(c)Termination of Employment or Service. Except to the extent provided in the applicable Agreement, upon termination of employment or service of a Recipient for any reason during the Restriction Period, all shares of Restricted Stock then subject to restriction shall automatically terminate and be forfeited by the Recipient. The Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to the Recipient’s shares of Restricted Stock.
6.5Terms and Conditions of Awards of Restricted Stock Units. The shares of Restricted Stock Units (including Performance Stock Units) awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)Vesting. At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its sole discretion, deems appropriate, to be contained in the applicable Agreement. If the Committee does not provide for a vesting period for Restricted Stock Units, the Restricted Stock Units shall vest on the first anniversary date of the grant date of the Restricted Stock Unit. The Committee may divide Restricted Stock Units into classes and assign different vesting conditions and periods to each class. If all conditions to the vesting of a Restricted Stock Unit are satisfied, and except as provided in Section 6.5(c), upon the satisfaction of all vesting conditions with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest. Notwithstanding any provision in this Section 6.5(a) to the contrary, Performance Stock Units will be earned, vested, and settled based on the procedures and conditions set forth in Section 6.6, and a Recipient of Performance Stock Units shall not have any beneficial ownership in the underlying Stock nor have the right to vote the underlying Stock unless and until Stock is issued in satisfaction of the Performance Stock Units.

(b)Shares Upon Vesting. Upon the vesting of Restricted Stock Units (other than Performance Stock Units), the Recipient shall be entitled to receive, within 30 days following the date on which such Restricted Stock Units vest, one share of Stock for each Restricted Stock Unit that so vests.

(c)Termination of Employment or Service. Except to the extent provided in the applicable Agreement, upon termination of a Recipient’s employment or service for any reason, all Restricted Stock Units shall automatically terminate and be forfeited by the Recipient. The Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to the Recipient’s Restricted Stock Units.

6.6Vesting and Settlement of Performance Stock and Performance Stock Units. The Committee shall set Performance Goals which, depending on the extent to which they are met during a Performance Period, will determine the number of shares of Performance Stock or Performance Stock Units that will be earned by the Recipient at the end of the Performance Period. If the Committee determines that a change in the business, operations, corporate structure, or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the applicable Performance Measures unsuitable or requires an adjustment to the Performance Measures or achievement with respect to the applicable Performance Goals for an Award of Performance Stock or Performance Stock Units, the Committee may, in its discretion, modify such Performance Measures or the actual levels of achievement regarding the Performance Goals, in whole or in part, as the Committee deems appropriate and equitable. The Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, determine and certify the degree to which each of the Performance Goals have been attained. The Committee may, in its sole discretion, reduce, eliminate, or increase any amount of Stock earned under an Award of Performance Stock or Performance Stock Units for any individual or group. Unless otherwise provided under the applicable Agreement, as soon as practicable after the applicable Performance Period has ended, the Committee will certify the attainment with respect to such Performance Goals and determine the number of Performance Stock or Performance Stock Units earned with respect to each such Award based on the performance level attained with respect to such Awards. All earned Performance Stock or Performance Stock Units shall vest in accordance with the terms of the applicable Agreement and be settled as soon as practicable following the vesting date. Notwithstanding any provision herein to the contrary, and unless otherwise provided for in an Agreement: (a) any Award of Performance Stock or Performance Stock Units shall not be considered outstanding for any purpose; and (b) the Recipient of Performance Stock or Performance Stock Units shall not, unless and until Stock is issued in satisfaction of the Performance Stock, have the right to Transfer any Performance Stock or any interest therein, and any action attempting to effect any transaction of that type shall be void.

SECTION 7. Deferred Stock Awards

7.1Grant. Deferred Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Deferred Stock will be deferred, and the other terms and conditions of the Award consistent with the terms of the Plan, in addition to those contained in Section 7.2 of the Plan. If the Committee does not determine a Deferred Period for Deferred Stock, the Deferral Period shall end on the first anniversary of the date the Deferred Stock Award, unless otherwise required by Section 409A of the Code. The Committee may also condition the receipt of Deferred Stock upon the attainment of specified Performance Goals. Each Award of Deferred Stock shall be confirmed by, and subject to the terms of, an Agreement executed by the Company and the Recipient.

7.2Terms and Conditions. Shares of Deferred Stock awarded pursuant to the Plan shall be subject to the following terms and conditions:

(a)Transferability. Subject to the provisions of the Plan and the applicable Agreement, Deferred Stock Awards may not be transferred during the Deferral Period. At the expiration of the Deferral Period, share certificates shall be delivered to the Recipient in a number equal to the shares covered by the Deferred Stock Award.

(b)Rights as Stockholder. An Award of Deferred Stock shall not be considered outstanding for any purpose. No dividends, voting, or other rights of a stockholder shall attach to such shares, nor shall a Recipient of Deferred Stock have any beneficial ownership in the underlying Stock, until such time as the Deferral Period has ended and the shares are issued to the Recipient.

(c)Termination of Employment or Service. Except as provided in the applicable Agreement, upon termination of employment or service for any reason during the Deferral Period, the Award of Deferred Stock shall automatically terminate and be forfeited by the Recipient. The Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the Recipient’s Deferred Stock.

SECTION 8. Change in Control Termination

8.1Automatic Acceleration. Upon the occurrence of a Change in Control Termination, except as otherwise provided in the applicable Agreement and subject to Section 8.2 of the Plan: (a) all outstanding and unvested Performance Stock and Performance Stock Units held by the Recipient as of the date of the Change in Control Termination shall immediately vest, without pro-ration, as if earned at the target (100%) level of achievement with respect to the entire Performance Period; and (b) all other outstanding Awards granted to a Recipient that have not theretofore vested shall immediately vest, all restrictions on such Awards shall immediately lapse, and each Option granted to a Recipient that is outstanding at such time shall become fully and immediately exercisable. All earned Performance Stock or Performance Stock Units shall be settled as soon as practicable following the vesting date.

8.2Limitation on Change in Control Payments. Notwithstanding anything in Section 8.1 or Section 9 of the Plan to the contrary, if, with respect to a Recipient, the acceleration and vesting of an Award (including the exercisability of an Option) or the payment of cash in exchange for all or part of an Award as provided in Section 8.1 or Section 9 (which acceleration or payment could be deemed a “parachute payment” within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Recipient has the right to receive, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code) then, unless otherwise provided in the applicable Agreement, such acceleration of earning, exercisability, or vesting and payments pursuant to the Plan, as applicable, shall be reduced to the largest amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

SECTION 9. Additional Change in Control Provisions

Except with respect to any Award assumed by the acquiring or surviving corporation or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or as otherwise determined by the Committee or in an Agreement, in the event of a Change in Control not involving a Change in Control Termination:
(a) all outstanding and unvested Performance Stock and Performance Stock Units held by the Recipient as of the date of the Change in Control shall immediately vest, without pro-ration, as if earned at the target (100%) level of achievement with respect to the entire Performance Period;
(b) any Option granted to a Recipient that is outstanding at such time, whether or not then exercisable, shall :

(i) become fully and immediately exercisable effective as of the date of the Change in Control; or

(ii) be cancelled by the Company, effective at the time of, or immediately prior to the occurrence of, the Change in Control (unless it shall have been exercised prior to the occurrence of the Change in Control), if:

(A) the Company provides at least 20 days’ advance written notice of such cancellation to the Recipient; and

(B) pays (or causes payment to be made to) the Recipient, within 20 days after a Change in Control, cash equal to the amount (if any) by which the per share transaction consideration (taking into account, with respect to any non-cash component of such consideration, such factors as the Committee deems appropriate in determining the value of such non-cash component) exceeds the exercise price per share of Stock covered by such Option. No consideration will be payable in respect of the cancellation of an Option with an exercise price per share that is equal to or greater than the value of the Change in Control transaction consideration per share; and

(c) all other outstanding Awards granted to a Recipient that have not theretofore vested shall immediately vest and all restrictions on such Awards shall immediately lapse.

Notwithstanding the foregoing, no Recipient of an Award shall be entitled to the payment provided in this Section 9 if such Award has expired or was cancelled pursuant to the terms of the Plan or the applicable Agreement.

SECTION 10.    Substitute Awards

10.1Purpose. Awards may be granted under the Plan from time to time in substitution for Awards held by employees of other corporations who are about to become Employees of the Company, or any Parent Corporation or Subsidiary thereof, or whose employer is about to become a Subsidiary of the Company, as the result of a merger or consolidation of the Company or its Subsidiary with another corporation, the acquisition by the Company or its Subsidiary of all or substantially all the assets of another corporation, the acquisition by the Company or its Subsidiary of at least 50% of the issued and outstanding stock of another corporation, or such other similar corporate transaction as determined by the Committee, in its sole discretion.

10.2Terms and Conditions. To the extent permitted by applicable law, the terms and conditions of a substitute Award granted pursuant to Section 10.1 may vary from the terms and conditions set forth in the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted; provided, however, with respect to Incentive Options, unless otherwise determined by the Committee, no such variation shall be permitted that affects the status of any such substitute Option as an Incentive Option.

SECTION 11. General Provisions

11.1An Agreement may specify that the Recipient’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain events, in addition to applicable vesting or performance conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Agreement or otherwise applicable to the Recipient, a termination of the Recipient’s employment for Cause, or other conduct by the Recipient that is detrimental to the business or reputation of the Company and/or its Affiliates.

11.2Clawback Policy. Any amounts payable under the Plan are subject to the Clawback Policy, which authorizes the Company to recover from Executive Officers gains realized from Awards in the event of certain financial restatements subject to the terms and conditions set forth in the Clawback Policy, and any other similar policy (whether in existence as of the Effective Date or later adopted) established by the Company providing for clawback or recovery of amounts that were paid to the Recipient. The Company will make any determination for clawback or recovery in its sole discretion and in accordance with the Clawback Policy and any applicable law, regulation, or other Company policy, as applicable. No recovery of compensation under the Clawback Policy or any similar or successor policy will be an event giving rise to a right by a Recipient to voluntarily terminate employment upon a “resignation for Good Reason,” for a “constructive termination,” or any similar term under the Plan or any Agreement.

11.3Compliance With Laws. No Stock will be issued pursuant to the Plan unless in compliance with applicable legal requirements including, without limitation, those relating to securities laws and stock exchange listing requirements. The Committee may require each Recipient receiving Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Stock without a view to distribution thereof.

11.4Stop Transfer Orders. All certificates for Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The issuance of Stock may be affected on a non‑certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange upon which the Stock is then traded.

11.5No Rights as a Stockholder; Dividends. Unless otherwise expressly authorized by the Committee or provided in the Plan or an Agreement, (a) no Award shall entitle the Recipient to any voting or other rights of a stockholder of the Company unless and until the date of issuance under the Plan of the shares of Stock that are subject to such Award and (b) no dividends or dividend equivalents on shares underlying unvested Deferred Stock, Options, Performance Stock, Restricted Stock Units, or Performance Stock Units shall accrue. Dividends on shares of Restricted Stock (except Performance Stock) shall accrue unless the Committee, the Plan, or an Agreement directs otherwise. Unless otherwise provided in any Agreement, no interest will be paid on accrued dividends or dividend equivalents. In any event, if the Recipient is entitled to dividends or dividend equivalents or interest on dividends or dividend equivalents pursuant to the Plan or any Agreement, such dividends, dividend equivalents, and interest, as applicable, will be subject to the same vesting requirements as the Award to which they relate and will not be paid to the Recipient unless and until such Award vests in accordance with the applicable Agreement and the Plan. In the event any Award is forfeited, any accrued dividend, dividend equivalent, or interest, as applicable, related to such forfeited Award shall also be forfeited. If any shares of Stock underlying an Award are forfeited pursuant to the terms of the applicable Agreement, the Recipient shall have no rights to any such accrued dividends, and such accrued dividends shall be forfeited in their entirety. The Committee, in its sole discretion or as otherwise required by application of Section 409A of the Code, may require the payment of cash dividends due and payable pursuant to the Plan and the applicable Agreement to be deferred and, if the Committee so determines, reinvested in additional shares of Options, Deferred Stock, Restricted Stock, or Restricted Stock Units, as applicable, if and to the extent shares are available under Section 3.1 of the Plan.

11.6Effect of Transfer/Leave of Absence. For purposes of any Incentive Option, the following events shall not be deemed a termination of employment:

(a)Transfer. A transfer of an Employee from the Company to a Parent Corporation or a Subsidiary, or a transfer of an Employee from a Parent Corporation or a Subsidiary to the Company or any other Parent Corporation or Subsidiary;

(b)Leave of Absence. A leave of absence approved in writing by the Company; and

(c)Military Leave. A military leave in which the Employee’s right to reemployment is guaranteed under the provisions of the Uniform Services Employment and Reemployment Rights Act (USERRA) and regulations promulgated thereunder.

11.7Tax Withholding. Each Recipient shall, no later than the date as of which any part of the value of an Award first becomes includable as compensation in the gross income of the Recipient for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, any Parent Corporation, and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due from it to the Recipient. If the terms of an Award so permit, a Recipient may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the Award by:

(a)Retaining Stock. Authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the Recipient; or

(b)Delivering of Held Stock. Delivering to the Company from Stock already owned by the Recipient, that number of shares of Stock having an aggregate Fair Market Value equal to part or all of the tax payable by the Recipient under this

Section, and if shares of Stock are withheld, the amount withheld shall not exceed the minimum required federal, state, and FICA withholding amount.

Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations, and rulings, accounting rules, regulations, and requirements, and any other rules or regulations established by the Committee.

11.8No Right to Employment, Service, or Awards. The granting of an Award under the Plan shall impose no obligation on the Company, its Subsidiary, or any Parent Corporation to continue the employment of a Recipient and shall not lessen or affect the Company’s, its Subsidiary’s, or its Parent Corporation’s right to terminate the employment of such Recipient. Nothing in the Plan shall interfere with or limit in any way the right of the Company, the Board, or the Company’s stockholders to terminate the directorship of any Director at any time, nor confer upon any Director any right to continue to serve as a Director. Nothing in the Plan shall interfere with or limit in any way the right of the Company or the Board to terminate the service of any Consultant at any time, nor confer upon any Consultant any right to continue to serve as a Consultant to the Company. No Recipient or other person shall have any claim to be granted any Award, and there is no obligation for uniform treatment of Recipients or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Recipient.

11.9Other Benefit and Compensation Programs. Payments and other benefits received by a Recipient under an Award shall not be deemed a part of a Recipient’s regular, recurring compensation for purposes of any termination, indemnity, or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract, or similar arrangement provided by the Company, its Subsidiary, or its Parent Corporation, unless expressly so provided by such other plan, contract, or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

11.10Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and a Recipient including, without limitation, the estate of such Recipient and the executor, administrator, or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Recipient’s creditors.

11.11Nontransferability of Awards; Designation of Beneficiary.

(a)Nontransferability. Unless otherwise expressly provided under applicable law, the Plan, or the applicable Agreement, no Award or interest in an Award may be transferred by a Recipient or made subject to any charge, liability, debt, or obligation of the Recipient or attachment or similar proceedings, including any proceeding under any bankruptcy or other creditors’ rights law, otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Recipient designates one or more beneficiaries on a Company‑approved form, as set forth in Section 11.11(b) of the Plan, who may exercise the Award or receive payment under the Award after the Recipient’s death. During a Recipient’s lifetime, an Award may be exercised only by the Recipient.

(b)Designation of Beneficiary. A Recipient may designate a beneficiary to succeed to the Recipient’s Awards under the Plan in the event of the Recipient’s death by filing a beneficiary form with the Company and, upon the death of the Recipient, such beneficiary shall succeed to the rights of the Recipient to the extent permitted by law, the terms of the Plan and the applicable Agreement. In the absence of a validly designated beneficiary who is living at the time of the Recipient’s death, the Recipient’s executor or administrator of the Recipient’s estate shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution.

11.12International Recipients. With respect to Recipients who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or adopt such modifications, procedures, or subplans with respect to such Recipients as are necessary or desirable to ensure the viability of the benefits of the Plan, comply with applicable foreign laws, or obtain more favorable tax or other treatment for a Recipient, the Company, a Subsidiary, or a Parent Corporation.

11.13No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies, other property, or shares of Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Recipient, and no Recipient shall have any rights that are greater than those of a general unsecured creditor of the Company.

11.14Severability. If any provision of the Plan or any Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan or Agreement, and such Plan or Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

SECTION 12. Term; Amendments and Termination

12.1     Term. The Plan shall commence on the Effective Date and shall terminate on September 3, 2035 or at such earlier date as the Committee shall determine, and no Award may be granted under the Plan after September 3, 2035. The termination of the Plan shall not affect any Awards then outstanding under the Plan.

12.2     Amendments. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a Recipient under an Award theretofore granted without the Recipient’s consent. The Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy applicable law, including, without limitation, the requirements of the Code (including Section 422 thereof), stock exchange rules, or other applicable law. The Committee may amend the terms of any Award theretofore granted prospectively or retroactively; however, subject to Sections 3, 8, and 9 of the Plan, no such amendment shall impair the rights of any Recipient without his, her, or its consent. Adjustments made by the Committee pursuant to Section 3.2 (relating to share counting), Section 3.3 (relating to adjustments of Stock), and Section 9 shall not be subject to the limitations of this Section 12. Notwithstanding the foregoing provisions of this Section 12, neither the Plan nor any outstanding Option shall be amended to decrease the exercise price of such Award unless first approved by the requisite vote of the stockholders, and neither the Plan nor any outstanding Agreement shall be amended in any way that would cause an outstanding Award that is not subject to the tax described in Section 409A of the Code to be subject to such tax.

SECTION 13. Governing Law

To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken under the Plan shall be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions thereof, and construed accordingly.

SECTION 14. Effective Date of Plan

The Effective Date shall be the date on which the Plan is approved by the Company’s stockholders, which was September 3, 2025.

APPENDIX B

FORM OF PROXY

DAKTRONICS

NAME & ADDRESS HERE

As a stockholder of Daktronics, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. Eastern Time on September 2, 2025.

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

Vote Your Proxy on the Internet:
Go to https://aalvote.com/DAKT
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1-866-804-9616
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided.

YOUR CONTROL NUMBER

▼ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▼

DAKTRONICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DAKTRONICS, INC.
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby appoints Andrew D. Siegel and Carla S. Gatzke, and each of them, as proxies, each with full power of substitution and revocation, and hereby authorizes them, and each of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Daktronics, Inc., that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota, 57006 on September 3, 2025 at 4:30 p.m. Central Time, and at any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

If no designation is made, the shares will be voted as the Board of Directors recommends, as indicated on the reverse side, and in the discretion of the proxy upon such other matters as may properly come before the Annual Meeting.

NAME & ADDRESS HERE

BARCODE HERE

YOUR CONTROL NUMBER

Address Change:
(If you noted any Address Changes above, please mark box.) ☐
Please check here if you plan to attend the Annual Meeting. ☐

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. For any other matter as may be properly raised at the Annual Meeting, the proxy holders are authorized to vote in their discretion to the extent permitted by Rule 14a-4(c).

Signature________________________

Date________________________

Title________________________

Signature (Joint Owners)________________________

NOTE: This proxy should be marked, dated, and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

The Proxy Statement and Annual Report are available at:
https://web.viewproxy.com/DAKT/2025

▼ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▼

When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR each of the nominees listed in Proposal No. 1 and FOR Proposal Nos. 2, 3, and 4.

The Board of Directors recommends a vote FOR each of the nominees listed in Proposal No. 1.

Please mark your votes like this ☒

1.	NOMINEES:	FOR	AGAINST	ABSTAIN
(1a)	Andrew D. Siegel	☐	☐	☐
(1b)	Howard I. Atkins	☐	☐	☐
(1c)	Mark F. Bowser	☐	☐	☐
(1d)	Neil D. Glat	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals Nos. 2, 3, and 4.

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

Note: Transact any other business as may properly come before the meeting.